UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUANTUM COMPUTING INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

QUANTUM COMPUTING INC.

            , 2026

Dear Fellow Quantum Computing Stockholders:

We invite you to attend the 2026 Annual Meeting of Stockholders of Quantum Computing Inc. to be held at the Quantum Computing corporate offices located at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030 on June 24, 2026.

The Notice of the Annual Meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2025 results are presented in detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2025.

Your vote is very important.    We encourage you to read all of the important information in the proxy statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your proxy by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Quantum Computing.

Sincerely,
/s/ Yuping Huang
Yuping Huang
Chairman of the Board of Directors and Chief Executive Officer

QUANTUM COMPUTING INC.

5 Marine View Plaza, Suite 214
Hoboken, NJ 07030
Telephone: (703) 436-2161

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 24, 2026

To the Stockholders of Quantum Computing Inc.

The 2026 Annual Meeting of the Stockholders (the “Annual Meeting”) of Quantum Computing Inc., a Delaware corporation (the “Company”), will be held on June 24, 2026, at 10:00 a.m. local time at the Company’s offices at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030. The purpose of the meeting is to consider and act upon the following matters:

1.      To elect six directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal No. 1);

2.      To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting (Proposal No. 2);

3.      To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 3);

4.      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4);

5.      To approve an amendment to the Company’s 2022 Equity and Incentive Plan to increase the number of shares authorized for issuance thereunder and to amend the evergreen provision thereunder (Proposal No. 5); and

6.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement with respect to the Annual Meeting. Only stockholders of record of the Company’s common stock, par value $0.0001 per share, at the close of business on April 27, 2026, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the Internet at www.cleartrustonline.com/qubt. Please give the proxy materials your careful attention.

QUANTUM COMPUTING INC.
/s/ Yuping Huang
Yuping Huang
Chief Executive Officer
Hoboken, NJ
, 2026

i

QUANTUM COMPUTING INC.

5 Marine View Plaza, Suite 214
Hoboken, NJ 07030
Telephone: (703) 436-2161

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2026

GENERAL INFORMATION ABOUT THE PROXY
STATEMENT AND ANNUAL MEETING

General

This proxy statement relates to the solicitation of proxies by the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company,” “we,” “us,” or “our”), for use at the 2026 Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, on Wednesday, June 24, 2026, at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Whether or not you expect to attend the meeting in person, please submit your proxy to vote your shares, in accordance with the instructions below, as promptly as possible to ensure that your vote is counted. This proxy statement and the form of proxy will first be made available to the Company’s stockholders on or about April 30, 2026. The Annual Meeting will begin promptly at 10:00 a.m. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the check-in procedures.

Notice of Internet Availability

Pursuant to the U.S. Securities and Exchange Commission (the “SEC”) “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or email a Notice of Internet Availability of Proxy Materials, which we sometimes refer to as the “Notice,” containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares. The Notice also tells you how to access your proxy card to vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials by mail unless you request the materials by following the instructions in the Notice. This process allows us to expedite our stockholders’ receipt of proxy materials, lowers our costs of distribution with respect to the proxy materials for the Annual Meeting, and reduces the environmental impact of the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date or subsequently submit another proxy to vote your shares via the Internet or via telephone;

•        You may send a timely written notice that you are revoking your proxy to the Company at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030, Attn: Chief Executive Officer; or

•        You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers, or employees, none of whom will receive additional compensation for such solicitation. Those holding shares of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Record Date; Stockholders Entitled to Vote

The holders of record of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on April 27, 2026 (the “Record Date”), are entitled to receive notice of, attend, and vote at the Annual Meeting.

If on the Record Date your shares of Common Stock were registered directly in your name with Quantum Computing’s transfer agent, ClearTrust, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Voting Securities; Quorum

As of the close of business on the Record Date, there were _____________ shares of Common Stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company entitled to vote at the Annual Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share of Common Stock held by them as of the Record Date.

The presence, in person or by proxy, of the holders of one-third in voting power of all stock of the Company outstanding and entitled to vote at the Annual Meeting (or ______________ shares of Common Stock) is necessary to constitute a quorum at the Annual Meeting. In the absence of a quorum at the meeting, the meeting may be adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed. The proxy card will reflect the number of shares that you are entitled to vote at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, and broker non-votes (as described below), are considered stockholders who are present for purposes of determining the presence of a quorum.

Voting Procedures

Your vote is important no matter how many shares you own.    Please take the time to submit a proxy to vote your shares, even if you plan to attend the Annual Meeting and vote in person, to ensure that your shares are represented and voted at the meeting (including if your plans to attend change). Take a moment to read the instructions below. Choose the way that is easiest and most convenient for you, and submit a proxy to vote your shares as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker, or other nominee, you may cause your shares to be voted in one of four ways:

•        You may submit a proxy to vote your shares over the Internet.    You may submit a proxy to vote your shares by visiting www.cleartrustonline.com/qubt and following the instructions.

•        You may submit a proxy to vote your shares by telephone.    You may submit a proxy to vote your shares by calling 1-813-235-4490.

•        You may submit a proxy to vote your shares by mail.    If you requested a copy of the proxy materials with respect to the Annual Meeting by mail, or receive a proxy card with a later copy of the Notice by mail, you may cause your shares to be voted by completing, dating and signing your name (exactly as it appears on your proxy card) on the enclosed proxy card and mailing it in the postage-paid envelope provided.

•        You may vote in person.    You may vote your shares in person if you attend the Annual Meeting.

Uninstructed Shares

All proxies that are executed and returned or are submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice in accordance with the instructions set forth therein. If no choice is specified as to one or more of the proposals, however, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in this proxy statement.

Shares Held in Street Name

If on the Record Date your shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar entity, rather than in your name, then you are the beneficial owner of shares held in what is referred to as “street name” and the entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. As you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

You will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted but only by certain record holders and only with respect to certain matters. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items, but not on non-routine proposals. In the case of non-routine or contested items for which instructions have not been provided, the institution holding street name shares cannot vote those shares. A broker “non-vote” occurs when we receive a proxy from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. If your shares are held of record by a person or institution other than a broker, however, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

The proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record submits a proxy on your behalf, but does not indicate how your shares of Common Stock should be voted, the shares of Common Stock represented by such proxy will be voted FOR ratification of the appointment of BPM LLP as our independent public accounting firm for 2026. The election of directors and the non-binding advisory vote to approve the compensation of our named executive officers are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Annual Meeting with respect to these proposals. If you hold your shares in street name in a stock brokerage account, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on the election of directors and the non-binding advisory vote on our named executive officer compensation. If your shares are held in street name by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any matter at the Annual Meeting, unless your shares are held of record by a bank or other nominee and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

Your vote is important.     Accordingly, please sign and return your bank’s, broker’s, or other nominee’s instructions.

Votes Required to Approve a Proposal

The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal No. 1: Election of Directors.    Pursuant to our bylaws, directors are to be elected by a plurality of the votes cast at the Annual Meeting. This means that, assuming a quorum is present, the six candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shares for which a vote is withheld from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the outcome of the election of directors, although such shares will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To Approve the Compensation of the Company’s Named Executive Officers.    The non-binding advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on such proposal. Abstentions and broker non-votes, which are not considered votes cast, will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To Ratify the Selection of BPM LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.    Assuming a quorum is present, the proposal to ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for its current fiscal year requires the approval of a majority of the votes cast on such proposal. Abstentions are not considered as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Proposal No. 4: To Approve an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.    Assuming a quorum is present, the proposal to approve the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock requires the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this proposal. Brokers do not have discretionary authority to vote uninstructed shares on this proposal.

Proposal No. 5: To Approve an Amendment to the Company’s 2022 Equity and Incentive Plan to Increase the Number of Shares Authorized for Issuance Thereunder and to Amend the Evergreen Provision Thereunder.    Assuming a quorum is present, the proposal to approve the amendment to the Company’s equity compensation plan requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote on this proposal.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Executive Officers and Board of Directors

Set forth below are the names of and certain biographical information about each executive officer and member of the Board. The information presented includes each officer and director’s principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years.

The Board, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated Dr. Yuping Huang, Dr. Carl Weimer, Dr. Javad Shabani, Robert Fagenson, Michael Turmelle and Eric Schwartz for election as directors, each to hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.

Name	Current Age	Position
Yuping Huang	47	Chief Executive Officer, President and Chairman of the Board of Directors
Christopher Roberts	71	Chief Financial Officer and General Counsel
Dr. Milan Begliarbekov	41	Chief Operating Officer
Dr. Pouya Dianat	40	Chief Revenue Officer
Dr. Carl Weimer	64	Director
Dr. Javad Shabani	44	Director
Robert Fagenson	77	Director and Vice Chairman of the Board of Directors
Michael Turmelle	67	Director
Eric Schwartz	42	Director

Yuping Huang has served as the Company’s Chief Executive Officer since December 12, 2025, Interim Chief Executive Officer and President since April 11, 2025, Chairman of the Board since December 10, 2024, as Chief Quantum Officer from June 14, 2022 through December 12, 2025, and as a Director since June 14, 2022. Dr. Huang has over 20 years of experience in commercial and academic settings, with pioneering research in a wide spectrum of quantum physics, optics, and technology. Prior to joining the Company, Dr. Yuping founded QPhoton, Inc., where he served as Chairman of the Board and Chief Executive Officer from 2020 until its acquisition by the Company in 2022. QPhoton was a development stage company commercializing quantum photonic technology and devices to provide innovative and practical quantum solutions for critical challenges facing big data, cyber, remote sensing, and healthcare industries. Dr. Huang worked as a postdoctoral fellow, a research faculty member, and principal investigator at Northwestern University from 2009-2014. Dr. Huang has been a Professor of Physics at the Stevens Institute of Technology, a private research technological university in Hoboken, New Jersey, since 2014 (from 2014 to 2019 as assistant professor, from 2019-2023 as associate professor and as a full professor since 2023). Dr. Huang is the founding director of the Center for Quantum Science and Engineering and Gallagher Associate Professor of Physics at the Stevens Institute of Technology. He received a Bachelor of Science in modern physics from the University of Science and Technology of China in 2004 and a PhD in quantum AMO physics in 2009 from Michigan State University. Dr. Huang’s expertise in quantum physics and optics and leadership experience in quantum research qualifies him to serve as a member of the Board.

Christopher Roberts has served as the Company’s Chief Financial Officer and General Counsel since June 20, 2025. Mr. Roberts has a law degree from the University of Virginia Law School and a B.S, in Electrical Engineering and an M.B.A., both from the Massachusetts Institute of Technology. His M.B.A. was concentrated in Finance and Management of Technology. He started his career working for Raytheon Co. (a Fortune 500 company). Thereafter, he practiced law at two large NYC law firms. Since leaving the private practice of law, Mr. Roberts has worked primarily in financial management roles with a number of government contractors in the aerospace, defense and Information technology sectors. Mr. Roberts has more than 40 years’ experience in public and private corporate finance and government contracting, including professional services, software products, and hardware manufacturing businesses. Mr. Roberts has served as the Chief Financial Officer of both public and private companies during the course of his career, including Secure Point Technologies, Systems Made Simple, Inc. (now a subsidiary of Leidos), Integral Systems Inc. (a publicly company traded on NASDAQ under the symbol “ISYS” now a subsidiary of Kratos), and Pearson Analytic Solutions (now a subsidiary of General Dynamics). From 2012 to November 2016, he worked first as the CFO, and later as the President of Systems Made Simple, Inc., a wholly owned subsidiary of Leidos.

From 2018 to June 2023, Mr. Roberts served as Chief Financial Officer of the Company and from July 2023 to June 2025, Mr. Roberts served as a consultant and outside counsel to the Company. Mr. Roberts is a co-author of Antitrust for Business, and has published articles on antitrust and patent law, space policy, information technology, and corporate finance.

Dr. Milan Begliarbekov has served as the Company’s Chief Operating Officer since May 2, 2025. Dr. Begliarbekov brings over 10 years of experience in the semiconductor and optical component manufacturing industry including nanofabrication and materials science. Prior to his current role Dr. Begliarbekov served as Director of Quantum Foundry since 2022. In that position he was responsible for overseeing the development and commercialization of quantum materials, devices, and technologies including thin-film lithium niobate and transition metal ferroelectrics for advanced sensing and photonic computing applications. Prior to joining the Company, he served as Manager, then Director and finally Research Assistant Professor and Director of the Nanofabrication Facility at the City University of New York (CUNY) from 2014 to 2022. In this role, he managed the design, commissioning, and operation of one of the region’s leading nanofabrication centers, supporting academic and industrial users from early-stage startups to established corporations. His responsibilities included process development, equipment oversight, and the leadership of multiple scientific collaborations. Dr. Begliarbekov holds Bachelors, Masters and PhD degrees in Physics and a Bachelor’s degree in Literature from Stevens Institute of Technology.

Dr. Pouya Dianat has served as the Company’s Chief Revenue Officer since May 2, 2025. Dr. Dianat combines over 18 years of experience in the photonics industry including more than a decade in commercialization of photonic technologies and eight years as a graduate student in photonics. Previously Dr. Dianat served as the Director of Photonic Integrated Circuits (PICs) and Foundry Services, where he led the commercial offerings of the Company’s thin-film lithium niobate technology since July 2024. Dr. Dianat was the Chief Technology Officer for Nanograss Solar LLC., a company commercializing high-speed photodetectors, from 2018 to 2021. From 2021 to 2022, he was Entrepreneur-in-residence at Drexel University, while also working as a scientist at Princeton Infrared Technologies, a company focused on high-end infrared cameras. From March 2022 to July 2023, he was a Senior Photonics Engineer at Optogration, a Luminar Company, where he led commercial offerings, business development and scale-up of photonic detector chips for automotive LIDAR products. Dr. Dianat served as the Market Expert and Director of PIC and Quantum Technologies at OPTICA, a world-leading optics and photonics association, from 2023 to 2024. Dr. Dianat received his PhD and Master of Science degrees in Electrical Engineering from Drexel University, and a Bachelor of Science degree in Electrical Engineering from Sharif University of Technology, Tehran, Iran. Dr. Dianat also served a two-year Postdoctoral Fellowship at Northwestern University.

Dr. Carl Weimer has served as a director of the Company since January 14, 2023. Dr. Weimer has over 25 years of experience in the aerospace industry. He has previously been involved in two companies in the aerospace industry, holding positions including Director of Research, Principal Investigator, Chief Systems Engineer and Chief Technologist. From 1994 through 2000, Dr. Weimer was a Director of Research for Ophir Corporation, an aerospace optics company. From 2000 to 2025 he was Technical Leader for Ball Aerospace & Technologies Corp. (now BAE Systems SMS) developing advanced high-reliability instrumentation, and in 2008 he was awarded a NASA Distinguished Public Service Medal for space-based lidar technologies. Since 2014 he’s been the Chief Technologist for the Civil Business Unit Leading a team performing R&D for future space missions. In addition, Dr. Weimer has been a Principal Investigator for the NASA Earth Science Technology Office since 2008, and he holds seven U.S. patents in optical systems. Dr. Weimer received a Bachelor of Science degree from Harvey Mudd College (1984) and a Master of Science (1987) and a PhD (1992) from Colorado State University, all in experimental Physics. He did his graduate and postdoctoral research in the Ion Storage Group at NIST Boulder and a second postdoc in the Optical Standards Group. Dr. Weimer’s expertise in advanced optics and leadership experience in the aerospace industry qualifies him to serve as a member of the Board.

Dr. Javad Shabani has served as a director of the Company since April 19, 2024. Dr. Shabani has over 13 years of experience in advanced physics and quantum information physics. Dr. Shabani has been a professor in the New York University Physics Department and director of the NYU Center for Quantum Information Physics since 2024. From 2022 to 2024, he was an Associate Professor at the NYU Physics Department. From 2017 to 2022, he was an Assistant Professor at the NYU Physics Department. From 2015 to 2017, Dr. Shabani was an Assistant Professor at the City College of New York Physics Department. From 2014 to 2015, he was a Project Scientist in the California Nanosystems Institute at the University of California Santa Barbara. He was a Postdoctoral Fellow at the Harvard University Physics Department from 2011 to 2012 and the California Nanosystems Institute at the University of California Santa Barbara from 2012 to 2014. He was awarded the IBM Q Scholar Award in 2021, and the US Air Force Young Investigator

Program Award and the US Army Young Investigator Award in 2016. Dr. Shabani holds four patents in quantum physics applications and has published over 85 papers. Dr. Shabani received Bachelor of Science degrees in physics and electrical engineering from Sharif University of Technology (2004) a Master of Science in Electrical Engineering from the University of California, Santa Cruz (2005), a Master of Arts in Electrical Engineering from Princeton University (2007) and a PhD in Electrical Engineering from Princeton University (2011). Dr. Shabani’s scholarship and experience in physics and electrical engineering qualifies him to serve on the Board to help lead the Company towards continued growth and success.

Robert Fagenson has served as a Director of the Company since March 2021 and as Vice Chairman since December 10, 2024. Mr. Fagenson has served as a member of the board of directors of National Holdings Corporation (“NHC”), a broker-dealer, since March 2012. He has served as Vice Chairman of the board of directors of NHC since September 2016. Mr. Fagenson previously served as co-Chief Executive Officer of NHC from January 3, 2017 to January 31, 2017, as Chief Executive Officer and Chairman of the board of directors of NHC from December 2014 to September 2016, and as Executive Vice-Chairman of the board of directors of NHC from July 2012 to December 2014. NHC was acquired by B. Riley Financial in February 2024. Mr. Fagenson has been a branch owner at National Securities Corp, an operating company of NHC, since 2012, and president of Fagenson & Co., Inc., a family investment company, since 1982. Mr. Fagenson spent the majority of his career at the New York Stock Exchange (“NYSE”), where he was managing partner of one of the exchange’s largest specialist firms. While at the NYSE, Mr. Fagenson served as a governor on the trading floor and was elected to the NYSE board of directors in 1993, where he served for six years, eventually becoming vice chairman of the NYSE board of directors from 1998 to 1999 and 2003 to 2004. Mr. Fagenson has served as director of the New York City Police Museum since 2005 and as director of the Federal Law Enforcement Officers Association Foundation since 2009. He has also served on the board of directors of Sigma Alpha Mu Foundation since 2011 and on the board of directors of New York Edge since 2015. In addition, Mr. Fagenson served as the non-executive chairman of Document Security Systems, Inc. from 2012 to 2018 (NYSEMKT: DSS). He is currently a member of the alumni boards of the Whitman School of Business at Syracuse University. Mr. Fagenson received his B.S. in Transportation Sciences & Finance from Syracuse University in 1970. Mr. Fagenson’s experience in the financial services industry and in senior leadership positions qualifies him to serve as a member of the board and as chairman of the compensation committee.

Michael Turmelle has served as a Director of the Company since January 2022. Mr. Turmelle has served on the board of directors of Ideal Power Inc. since December 2017 and as chairman of the Ideal Power board since 2021. From January 2018 through January 2024, Mr. Turmelle served as the Managing Director of Hayward Tyler, a United Kingdom private equity-backed manufacturer and service provider of pumps and motors, which he joined in February 2015. Mr. Turmelle also served on the boards of Hayward Tyler and Energy Steel (a Hayward Tyler subsidiary) from 2017 until January 2024. Hayward Tyler designs, manufactures, and services performance-critical electric motors and pumps to meet the most demanding of applications for the global energy industry, as both an original equipment manufacturer supplier and trusted partner. Previously, Mr. Turmelle ran his own consulting company, working with start-ups and turn-arounds in the areas of renewable energy, medical, and other advanced technologies. Mr. Turmelle has served on numerous Boards of Directors including the Board of Directors of Implant Sciences Corp., an explosive and narcotic trace detection company, where he served as Chairman of the Board from 2015 to 2017. Mr. Turmelle was Chief Financial Officer and Chief Operating Officer and a member of the Board of Directors of SatCon Technology Corporation, a maker of energy management systems, from 1992 to 2005. Mr. Turmelle was also on the Board of Directors of Beacon Power, a SatCon spin-off company dealing in flywheel energy storage, from 1996 to 2000. Mr. Turmelle has a BA in Economics from Amherst College and is a graduate of General Electric’s Financial Management Program. Mr. Turmelle’s experience as a public company director and executive as well as extensive experience in finance, business operations and technology, qualifies him to serve as a member of the Board and as chairman of the Audit committee.

Eric M. Schwartz has served as a Director of the Company since March 26, 2025. Mr. Schwartz has 20 years of experience in corporate finance, including mergers and acquisitions, corporate strategy and general corporate management. Since 2016 he has served as Managing Director of Castle Harlan, the New York private equity firm, which he first joined in 2007. Previously, Mr. Schwartz was an investment banking professional at Citigroup Global Markets, during which time he advised clients on mergers and acquisitions across a broad range of industries. Mr. Schwartz is currently a board member of Sunless, a manufacturer of equipment and related products for the skincare industry, and Titan Production Equipment, an engineering and equipment fabricator for the traditional and clean energy industries. He previously served as a board member of several other Castle Harlan portfolio companies, including Baker & Taylor, Caribbean Restaurants, Pretium Packaging and Shelf Drilling. Mr. Schwartz graduated

Cum Laude from Duke University with a B.S.E. in Biomedical and Electrical Engineering, and he holds an M.B.A. from the Stanford Graduate School of Business, where he received the distinction of Arjay Miller Scholar. Mr. Schwartz was recommended to serve on the Company’s Board by a non-management director. Mr. Schwartz’ experience as a company director as well as his extensive experience in finance, business operations and technology, qualifies him to serve as a member of the Board.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2025, including those reports that we have filed on behalf of our directors and Section 16 officers, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file with the SEC on a timely basis during the fiscal year ended December 31, 2025, except (i) as previously disclosed by the Company, (ii) Pouya Dianat filed a Form 3 on May 21, 2025, which was delinquent, in connection with his appointment as the Company’s Chief Revenue Officer, which occurred on May 2, 2025, (iii) Pouya Dianat filed a Form 4 on June 5, 2025, which was delinquent, in connection with his acquisition of common stock, the earliest of which occurred on May 22, 2025, (iv) Michael Turmelle filed a Form 4 on June 11, 2025, which was delinquent, in connection with his acquisition of common stock, the earliest of which occurred on June 3, 2025, (v) Yuping Huang filed a Form 4 on September 17, 2025, which was delinquent, in connection with his acquisition of common stock, the earliest of which occurred on September 12, 2025, (vi) Robert Fagenson filed a Form 4 on September 17, 2025, which was delinquent, in connection with his acquisition of common stock, the earliest of which occurred on September 9, 2025, (vii) Javad Shabani filed a Form 4 on September 8, 2025, which was delinquent, in connection with his acquisition and disposal of common stock, the earliest of which occurred on August 18, 2025, (viii) Pouya Dianat filed a Form 4 on September 4, 2025, which was delinquent, in connection with his acquisition and disposal of common stock, the earliest of which occurred on August 18, 2025, (ix) Milan Begliarbekov filed a Form 3 on January 12, 2026, which was delinquent, in connection with his appointment as the Company’s Chief Operating Officer, which occurred on May 2, 2025, and (x) Milan Begliarbekov filed a Form 4 on January 12, 2026, which was delinquent, in connection with his acquisition and disposal of common stock, the earliest of which occurred on December 31, 2025.

Board Meetings; Attendance at Annual Meetings

The Board met 16 times during the year ended December 31, 2025. Each Director attended at least 90% of the total number of meetings of the Board and the Board committees of which he was a member during 2025.

While the Board does not have a formal policy, all directors are encouraged to attend our annual meetings of stockholders. All six of our six then-serving Board members attended our 2025 annual meeting of stockholders.

Board Composition and Director Independence

The Board is authorized to have up to seven members and currently consists of six members. The nominees elected as directors at the Annual Meeting will serve until our next annual meeting and until their successors are duly elected and qualified. Nasdaq Listing Rule 5605 requires a majority of a listed company’s board of directors be composed of independent directors. In addition, Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent, and that compensation and audit committee members also satisfy additional independence criteria under the Exchange Act. Compensation committee members also should qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

In making the determination of whether a member of the Board is independent, the Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, relationships between each director and any customer or creditor of the Company, any arrangements with any person pursuant to which they were selected as a director, if any, and affiliation with the Company’s legal counsel, auditors and underwriters, including those reported under the caption “Certain Relationships and Related-Party Transactions.” The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, if any, the Board affirmatively determined that each of Robert Fagenson, Michael Turmelle, Javad Shabani, Eric Schwartz and Carl Weimer are qualified as independent as each has no material relationship with us that might interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Board Committees; Audit Committee Financial Expert; Stockholder Nominations

The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee has its own charter, which is available on our website at www.quantumcomputinginc.com. Each of such Board committees has the composition and responsibilities described below.

The following table identifies the committee members:

Name	Audit	Compensation	Nominating and Corporate Governance	Risk	Independent
Robert Fagenson	X	Chairman			X
Michael Turmelle	Chairman	X		X	X
Javad Shabani		X	X	Chairman	X
Carl Weimer			Chairman	X	X
Eric Schwartz	X		X		X
Yuping Huang

The Board has determined that Michael Turmelle is an ‘audit committee financial expert,’ as such term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Turmelle is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the additional independence requirements for audit committee members set forth in Rule 10A-3 under the Exchange Act.

Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•        selecting an independent registered public accounting firm and overseeing the engagement of such firm;

•        approving the fees to be paid to the independent registered public accounting firm;

•        helping to ensure the independence of the independent registered public accounting firm;

•        overseeing the integrity of our financial statements;

•        preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•        reviewing the CEO and CFO certifications under Sections 302 and 906 of the Sarbanes-Oxley Act;

•        resolving any disagreements between management and the auditors regarding financial reporting;

•        reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•        establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submissions by employees;

•        reviewing and approving all related-party transactions;

•        reviewing significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and

•        overseeing compliance with legal and regulatory requirements.

The Audit Committee held four meetings during 2025.

Compensation Committee

The Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•        reviewing, approving, and recommending to the Board on an annual basis the evaluation process and compensation structure for our other executive officers;

•        determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or the Board;

•        providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants, and advisors;

•        reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed, and exercising all the authority of the Board with respect to the administration of such plans;

•        reviewing and recommending to the Board the compensation of independent directors, including incentive and equity-based compensation;

•        reviewing and discussing with management the Compensation Discussion and Analysis and recommending to the Board whether it should be included in the Company’s proxy statement or annual report;

•        providing the Compensation Committee Report for inclusion in the Company’s annual proxy statement in compliance with SEC rules;

•        selecting, retaining, and terminating such compensation consultants, outside counsel, or other advisors as it deems necessary or appropriate; and

•        considering independence factors set forth in the NASDAQ Corporate Governance Rules when determining whether to engage a compensation consultant.

Compensation Committee members are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. In performing their responsibilities, Compensation Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by officers, employees, counsel, independent auditors, other committees of the Board, or other persons.

The Compensation Committee acts under a written charter adopted and approved by our Board and may, in its discretion, obtain the assistance of outside advisors, including legal counsel, independent auditors, or other persons. In determining each component of executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data that is comprised of proxy disclosed data from peer companies and information from nationally recognized published surveys for the technology industry. The market data helps the Compensation Committee gain perspective on the compensation levels and practices at peer companies and to assess the relative competitiveness of the compensation paid to our executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. In determining any incentive component of the Chief Executive Officer’s compensation, the Compensation Committee will consider appropriate factors, which may include the Company’s performance and relative shareholder return, the achievement of the Chief Executive Officer’s performance milestones, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years. With respect to determining the compensation of the Company’s other executive officers, the Compensation Committee will take into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers. Additionally, the Compensation Committee will solicit the recommendations of the Chief Executive Officer in connection with compensation determinations of the other executive officers. Typically, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The Compensation Committee also determines and approves options and other equity-based compensation to be granted to executive officers, other than the Chief Executive Officer, and recommends to the Board for its review and approval options and other equity-based compensation to be granted to the Chief Executive Officer and non-employee directors. The Compensation Committee makes such determinations for executive officers other than the Chief Executive Officer in conjunction with the Chief Executive Officer.

The Compensation Committee charter provides that the Compensation Committee may “[f]orm and delegate authority to subcommittees of one or more Committee members when desired and appropriate.”

The Compensation Committee held one meeting during 2025.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles, and oversee the performance of the Board.

The Committee’s responsibilities include:

•        recommending to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board;

•        considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•        monitoring that Board members do not serve on more than three other for-profit public company boards in addition to the Company’s Board;

•        overseeing the administration of the Company’s code of business conduct and ethics;

•        reviewing with the entire Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

•        assessing the independence of directors annually and reporting to the Board;

•        the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•        recommending to the Board on an annual basis the directors to be appointed to each committee of the Board;

•        recommending to the Board the leadership structure of the Board, including whether the roles of Chair and CEO should be combined and whether a Lead Director should be appointed;

•        overseeing an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively;

•        overseeing the orientation process for new directors;

•        reviewing and recommending changes to procedures whereby shareholders may communicate with the Board; and

•        developing and recommending to the Board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal counsel and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

The Nominating and Corporate Governance Committee will consider all recommendations for nominations to the Board from any person (or group) who has (or collectively if a group have) held more than 3% of the Company’s voting securities for longer than one year. Stockholders desiring to submit such recommendations to the Nominating and Corporate Governance Committee should submit information regarding such recommendation, consistent with the information that would be required for direct stockholder nominations of directors (see “Stockholder Proposals”), in writing or by electronic mail to the Chair of the Nominating and Corporate Governance Committee, at: Quantum Computing Inc., Attention Chairman, Nominating and Corporate Governance Committee, 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030 or investors@quantumcomputinginc.com. When the required information has been received, the Committee will evaluate the proposed nominee, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

The Nominating and Corporate Governance Committee held one meeting during 2025.

Risk Committee

The Risk Committee assists the Board in its oversight of the Company’s management of key risks, including strategic and operational risks relating to intellectual property, data security, and related legal and compliance risks. The Audit Committee retains responsibility for oversight of financial risks.

The Committee’s responsibilities include, but are not limited to:

•        reviewing and discussing with management the Company’s risk governance structure, risk assessment and risk management practices, the guidelines, policies and processes for risk assessment and risk management, and the effectiveness of applicable risk management frameworks with respect to key risks, including with respect to intellectual property and data security;

•        reviewing and discussing with management the Company’s strategy relating to key risks, including strategic and operational risks and legal and compliance risks, including with respect to intellectual property and data security, and in relation to its identification and assessment of threats, including those arising out of unauthorized access, use or disclosure of confidential, sensitive or proprietary information or data;

•        reviewing and discussing with management the enforcement of policies, protocols and procedures relating to confidentiality and restrictions on the access, use or disclosure of confidential, sensitive or proprietary information or data;

•        assessing whether mitigation programs and initiatives with respect to key risks are fulfilling their purpose or require any modification;

•        reviewing reports on selected risk topics as the Committee deems appropriate from time to time;

•        coordinating with the Audit Committee in its review of the Company’s financial risks; and

•        discharging any other duties or responsibilities delegated to the Committee by the Board.

The Risk Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Risk Committee is authorized to retain outside legal or other consultants to advise the Committee, authorize or conduct investigations into any matter within the scope of its responsibilities, and approve related fees and retention terms.

The Risk Committee held no meetings during 2025.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years:

•        been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for, the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Human Capital Management

Board of Directors Oversight

The Board recognizes the critical importance of our team and the necessity to ensure a diverse, inclusive, and creative work environment that is centered around a values-based culture. The Board meets regularly with management to discuss issues impacting our team members and ways to support our workforce. Our focus on culture comes from the Board and flows throughout the Company. In evaluating our Chief Executive Officer and management team, emphasis is put on their contributions to our overall culture.

Our Team and Culture

Our mission, to be the democratizing force that brings quantum solutions to business, academia, government, and ultimately individual users, is integral to our culture and how we build amazing teams and products to lead our industry. We enable remote work through our hybrid work model, which allows in-person collaboration as needed and the efficiency of remote work for other tasks. Our team consists of corporate employees, independent contractors, and consultants. Our team members are distributed around the world, and while we have several corporate offices, we do not rely solely on in-person collaboration. Our team works with a variety of tools and has adopted practices to ensure that all voices are heard, innovation is fostered, and results are achieved. Our hybrid team, and its belief in our mission, values, and vision, is critical to our success. With the consistent investment in the development of our team, we have worked to cultivate an environment where people are able to be themselves at work and perform to the best of their abilities.

Training and Development

As an organization built on individualized talents and skills, we understand the value of providing our employees with ongoing professional development so that they can advance their careers. We offer our employees an array of on-line learning opportunities, including a variety of training classes.

Benefits and Competitive Compensation

We strive to offer market-competitive compensation and benefits to attract and retain employees for the long term. We provide total rewards that attract and retain world-class employees through a total compensation package that includes equity-based awards to align employee compensation with stockholder interests. Knowing that our employees have diverse needs and life priorities, we also provide comprehensive benefits and services to those eligible, which include core benefits such as medical, dental, vision, and disability insurance, in addition to benefits tailored to the specific needs of our employees, such as mental health, fertility, family back-up care, and adoption support. We offer a health savings account with Company contributions, flexible working schedules, paid holidays, and unlimited vacation policies. We sponsor a 401(k) plan that includes a matching contribution.

Organizational Wellbeing

We engage our workforce in meaningful ways and take timely action in response to their feedback. Research into workforce experience begins during onboarding and is sustained throughout a team member’s tenure at Quantum Computing. This “life cycle” approach to workforce research affords our senior leadership and human resources team members ongoing and real-time insight into critical moments of worker experience and productivity. The collection of such data allows leadership, line managers, and our human resources team to identify successes and opportunities at multiple levels, including for individual team members, and company-wide programs. Over time, the aggregation and analysis of such data enables us to optimize for those workforce factors that drive crucial people and business outcomes.

Employee Wellness

Employee safety and wellbeing is of paramount importance to us. We provide productivity and collaboration tools and resources for employees, including training and tool kits to help leaders effectively lead and manage remote and in-person teams. In addition, we promote programs to support our employees’ physical, financial, and mental wellbeing. For example, we regularly conduct internal surveys to assess the wellbeing and needs of our employees, and we offer employee assistance and mindfulness programs to help employees and their families manage anxiety, stress, sleep, and overall wellbeing. We believe that our employees are at their best when they take the time to recharge. In order to encourage our employees to recharge and make their wellbeing a priority, we provide unlimited paid time off in addition to our company-recognized holidays.

Shareholder Communications

The Board welcomes communications from our stockholders, and it is our policy to facilitate communication from stockholders. The Board generally believes it is in our best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual member of the Board concerning the Company may do so by writing to the Board or to a particular member of the Board by mailing such correspondence to Quantum Computing Inc., Attention: Corporate Secretary, 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

Board Leadership Structure

Yuping Huang, who has served as our Interim Chief Executive Officer and President since May 12, 2025, and as our Chief Executive Officer since December 12, 2025, is the Chairman of our Board. The Chairman has authority, among other things, to preside over and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that the presence of five independent members of the Board ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

Board’s Role in Risk Oversight

The Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. While our management is responsible for the day-to-day management of the risks we face, the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board, through the Risk Committee, oversees the Company’s processes for identifying and mitigating risks, including cybersecurity risks. Our principal sources of risk fall into several categories, including financial, operational, strategic, and product commercialization risks. Our Audit Committee oversees the management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business, growth, and strategies. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities that applies to our officers and directors, as well as our employees that have regular access to material, nonpublic information about the Company in the normal course of their duties. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The policy prohibits all directors, officers and employees subject to the policy from taking part in any hedging transactions with respect to Company securities.

A copy of our insider trading policy is filed with the SEC as Exhibit 19.1 to our annual report on Form 10-K for the year ended December 31, 2025.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits all directors, officers, and employees subject to the policy from engaging in any hedging transactions with respect to Company securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds. This prohibition is designed to ensure that our directors, officers, and employees maintain the same incentives as our other stockholders with respect to the Company’s stock price and performance. In addition, our policy prohibits directors and executive officers from pledging Company securities as collateral for loans. We believe these policies align the interests of our directors, officers, and employees with those of our stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers, and employees. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with laws, rules and regulations (including insider trading laws), and reporting of any illegal or unethical behavior. A copy of our Code of Conduct is available on our website at www.quantumcomputinginc.com. We intend to disclose any amendments to our Code of Conduct, or any waivers of its requirements for which disclosure is required by applicable SEC rules, on our website or in a Current Report on Form 8-K.

Director Orientation and Continuing Education

The Company provides an orientation program for new directors to familiarize them with the Company’s business, strategic plans, significant financial and accounting issues, compliance programs, principal officers, and internal and independent auditors. In addition, we encourage directors to participate in continuing director education programs and provide appropriate funding for such participation. Directors also have access to Company management and employees as well as professional advisors to assist them in fulfilling their responsibilities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. This section also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.

Name	Principal Position
Dr. Yuping Huang(1)	Chief Executive Officer (“CEO”) and Chairman
Christopher Roberts(2)	Chief Financial Officer (“CFO”) and General Counsel
Dr. Milan Begliarbekov	Chief Operating Officer (“COO”)
Yong Meng Sua	Chief Technology Officer (“CTO”)
Dr. Pouya Dianat	Chief Revenue Officer (“CRO”)
Dr. William McGann(3)	Former Chief Executive Officer and President
Christopher Boehmler(4)	Former Chief Financial Officer

____________

(1)      On April 11, 2025, the Board appointed Dr. Yuping Huang to serve as the Company’s Interim Chief Executive Officer and President (effective upon Dr. McGann’s resignation). On December 12, 2025, the Board appointed Dr. Huang to serve as the Company’s Chief Executive Officer, and the amended and restated employment agreement entered into in connection with that appointment is effective January 1, 2026.

(2)      Christopher Roberts was appointed Chief Financial Officer and General Counsel effective June 20, 2025.

(3)      Dr. William McGann left the Company effective May 12, 2025.

(4)      Christopher Boehmler left the Company effective June 19, 2025.

Leadership Changes

Chief Executive Officer Transition.    On April 11, 2025, the Board of Directors of Quantum Computing Inc. (the “Company”) appointed Dr. Yuping Huang as Interim Chief Executive Officer and President, effective upon the effectiveness of Dr. William McGann’s resignation. On December 12, 2025, the Board appointed Dr. Huang as Chief Executive Officer, and the Company entered into an amended and restated employment agreement with Dr. Huang effective January 1, 2026. Dr. Huang continued to serve as Chairman of the Board and Chief Quantum Officer during his interim tenure.

Dr. William McGann retired and resigned from his roles as Chief Executive Officer and President effective May 12, 2025, and the Company entered into a Separation Agreement and General Release with him in connection with his departure. See “Agreements with Mr. Roberts, Dr. McGann and Mr. Boehmler” below.

Chief Financial Officer Transition.    Effective June 20, 2025, the Board appointed Christopher Roberts as Chief Financial Officer and General Counsel.

Christopher Boehmler stepped down as the Company’s Chief Financial Officer effective June 19, 2025, and the Company entered into a separation agreement with him in connection with his departure. See “Agreements with Mr. Roberts, Dr. McGann and Mr. Boehmler” below.

Executive Summary

Business Highlights

In 2025, we delivered meaningful progress against the strategic priorities underpinning our executive compensation decisions, including building infrastructure, advancing commercialization and materially strengthening our balance sheet. We advanced our transition toward a more vertically integrated quantum photonics and integrated photonics platform, highlighted by the opening of AZ Chips Facility (as defined below), expansion of our foundry and product commercialization capabilities, deeper engagement with commercial customer and government partners, and a substantially enhanced capital position.

These initiatives position us to enter 2026 with increased manufacturing capacity, broader market opportunities and greater financial flexibility. For the full year 2025, revenue increased to $682,000 from $373,000 in 2024, and we ended the year with $737.9 million in cash and cash equivalents and $782.5 million in short- and long-term investments. In addition, during 2025, we:

•        Scaled our manufacturing platform and advanced our commercialization roadmap.    In March 2025, the Company substantially completed the buildout of its state-of-the-art TFLN chip research and development, prototyping and small-batch manufacturing facility in a leased space within Arizona State University’s Research Park in Tempe, Arizona (the “AZ Chips Facility”), ramped small-batch manufacturing, and began generating revenue from foundry-related hardware sales and services. We also initiated planning for another manufacturing facility (“Fab 2”) to support higher-volume production and our longer-term scaling objectives. These milestones represent foundational progress against our manufacturing and commercialization goals.

•        Expanded customer, government and strategic relationships.    We reported a sale to a top five U.S. bank for our quantum security solution, continued our work with NASA on multiple programs and grants, and further demonstrated the applicability of our technology across commercial and government use cases. In the fourth quarter, we also announced a strategic collaboration with POET Technologies and introduced Neurawave, our photonics-based reservoir computer, reflecting continued investment in product innovation and market development.

•        Improved full-year financial performance and materially strengthened year-end liquidity.    For the full year 2025, we reported revenue of $682,000, compared with $373,000 in 2024, and ended the year with $737.9 million in cash and cash equivalents and $782.5 million in short- and long-term investments. Compared with year-end 2024, cash and cash equivalents increased from $78.9 million to $737.9 million, reflecting, in part, the net proceeds from our sales of 86.3 million shares of common stock for an aggregate of $1,475.1 million during 2025 (including the October 2025 private placement that resulted in gross proceeds of approximately $750 million).

•        Strengthened our organization and strategic position for future growth.    We continued investing in engineering, research and production talent and further strengthened our strategic position through the acquisitions of Luminar Semiconductor and NuCrypt, completed in February and March 2026, respectively. We believe these acquisitions accelerate our technology roadmap by enhancing our capabilities in integrated photonics and quantum security, and support the Company’s initiatives to further integrate and miniaturize certain offerings for commercial and government customers. We also appointed Dr. Yuping Huang as Chief Executive Officer on December 12, 2025, and entered into an amended and restated employment agreement effective January 1, 2026. We believe these actions further align leadership, operational capability and long-term shareholder value creation.

2026 Executive Compensation Program

For 2026, the Compensation Committee refined the Company’s executive compensation program to further strengthen alignment between executive pay and long-term stockholder value creation and to reflect the Company’s continued evolution from foundational development toward scaled operations and revenue growth. In refining the 2026 program, the Compensation Committee considered the Company’s progress against its strategic priorities and actions taken to strengthen its long-term strategic position (including the acquisitions of Luminar Semiconductor and NuCrypt completed in early 2026). The updated program introduces greater structure, increased performance orientation, and enhanced market alignment, reinforcing a disciplined pay-for-performance philosophy.

•        Base Salaries.    For 2026, the Compensation Committee discussed competitive market data and adopted a framework of targeting base salary positioning generally around the 25th percentile of comparable companies for the Company’s executive officers (including the CEO, CFO, CRO, COO and CTO), while retaining discretion to consider individual scope of role, experience, performance and retention considerations.

•        Annual incentives (cash bonuses).    Beginning in 2026, annual incentives will be evaluated under a strategic scorecard framework established at the outset of the year. Consistent with this approach, annual bonus determinations will reflect both (i) Company performance against the strategic scorecard

(including financial and operational priorities for 2026) and (ii) individual performance, with individual bonus determinations generally weighted 50% on Company performance and 50% on individual goals. The Compensation Committee expects to consider quantitative outcomes (including progress toward a $30 million revenue objective for 2026) together with qualitative execution against the Company’s “Build, Scale and Monetize” strategic priorities. Executive officers will be eligible for annual cash incentive opportunities of up to 50% of base salary (and up to 100% of base salary for the CEO), with actual payouts determined based on Company and individual performance.

•        Long-term equity incentives.    The equity awards granted in 2026 further increase performance orientation and multi-year accountability using a mix of 30% performance-based restricted stock units (“PSUs”), 20% stock options and 50% restricted stock units (“RSUs”). A significant portion of long-term incentives will be performance-based, with PSU vesting tied to relative total shareholder return over a three-year period. For 2026, PSU grants are based solely on three-year relative total shareholder return. Payout opportunities will be subject to defined performance ranges, reinforcing objective measurement and downside risk alignment.

•        Peer group development and market alignment.    The Compensation Committee also developed a new peer group and undertook a comprehensive review of executive compensation levels and structure. Given the Company’s position in an emerging industry with limited publicly traded peers, the Committee considered both direct quantum computing companies and a broader set of analogous development-stage technology companies. These companies in the new peer group were selected based on shared characteristics, including early-stage revenue profiles, focus on advanced hardware and/or software technologies, participation in government or defense-related markets, and market capitalizations and scale reflective of the Company’s current stage. This approach supports competitive positioning for talent and capital while grounding compensation decisions in relevant market benchmarks. See “The Role of Peer Group Companies” below.

•        Governance practices and policies.    The Compensation Committee maintains a set of compensation governance practices designed to support the 2026 program’s emphasis on performance alignment, risk management, and stockholder interests. These practices reflect current market standards and reinforce disciplined program design:

What We Do		What We Don’t Do
🗸	Heavy emphasis on variable compensation	✗	No tax gross ups
🗸	Incentive Repayment (Clawback) Policy	✗	No supplemental executive retirement plans
🗸	Double-trigger equity award vesting upon a change in control	✗	No hedging or pledging
🗸	Use an independent compensation consultant	✗	No option backdating or repricing (without stockholder approval)
🗸	Annual say-on-pay vote	✗	No significant perquisites

Collectively, these enhancements introduce greater rigor, extend the performance horizon of pay, better align the program with evolving market practice, and more directly link executive compensation to sustained growth and long-term stockholder returns.

2025 Executive Compensation Highlights

As discussed above, the Compensation Committee has implemented enhancements for 2026 to strengthen alignment with stockholder value creation and the Company’s evolving operating model. The executive compensation outcomes described below reflect the Compensation Committee’s decisions under the 2025 program design, informed by Company performance and the leadership structure in place during the year.

•        Base salaries.    The Compensation Committee reviewed base salaries for each NEO and approved adjustments where appropriate based on role, responsibilities, market considerations, and individual performance. Additional details are provided under “Base Salary” below.

•        Annual incentive awards.    Based on the Compensation Committee’s assessment of Company and individual performance for 2025, annual cash incentive awards were earned at below target levels. In light of the Company’s stage of development and capital priorities, these awards were delivered in the form of fully vested stock options in lieu of cash. Additional detail regarding performance considerations and payout determinations is provided under “Annual Incentives” below.

•        Long-term equity incentives.    In 2025, the Compensation Committee granted long-term equity awards solely in the form of stock options. This approach emphasized alignment with future stockholder value creation while maintaining a disciplined use of cash. Additional information regarding the structure and value of these awards is provided under “Long-Term Equity Incentives” below.

Stockholder Say-on-Pay Vote

At the Company’s 2025 Annual Meeting of Stockholders, approximately 92% of the votes cast supported the advisory resolution approving the compensation of the Company’s NEOs. The Board values this strong level of stockholder support and reflects stockholder support of the Company’s executive compensation philosophy, program design, and pay-for-performance alignment. The Compensation Committee continues to consider stockholder feedback and the results of the annual advisory vote in overseeing and refining the Company’s executive compensation program.

What Guides Our Program

Executive Compensation Philosophy

Our executive compensation philosophy is guided by principles that support attraction and retention, align with our business strategy, and create long-term stockholder value:

•        Competitive:    Compensation is designed to attract and retain top talent by aligning with market benchmarks for similar roles.

•        Aligned with strategy:    Pay programs are structured to support both annual objectives and long-term business plans.

•        Performance-driven:    Variable incentives are tied to specific goals that drive stockholder value over the long term.

•        Governed with integrity:    Decisions are grounded in rigorous governance standards and disciplined processes.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee.    The Compensation Committee of the Board of Directors is responsible for overseeing the Company’s executive compensation programs and policies. The Committee is composed entirely of directors who meet the independence requirements of the Nasdaq Corporate Governance Rules and other applicable legal standards. In fulfilling its responsibilities, the Compensation Committee reviews executive compensation strategy, evaluates program effectiveness, and works with management and any independent compensation consultant retained by the Committee.

Pursuant to its charter, the Compensation Committee annually reviews goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and recommends the CEO’s compensation to the independent members of the full Board for approval. The Compensation Committee approves the compensation of the Company’s other executive officers and oversees the Company’s broader compensation and benefit programs. The Committee also reviews and recommends to the Board compensation for non-employee directors.

The Compensation Committee has the authority to retain independent compensation advisors and to approve their fees and retention terms. The Committee’s authority and responsibilities are set forth in its charter, which is available on the Company’s website at www.quantumcomputinginc.com under “Investor Relations” and “Governance.”

The Role of Management.    Members of the Company’s management team attend Compensation Committee meetings, as appropriate, to provide information and analysis regarding executive compensation matters, Company and individual performance, and competitive market practices. Management supports the Committee’s review by supplying data, recommendations, and operational insight; however, only members of the Compensation Committee may deliberate and vote on matters relating to executive compensation.

The CEO provides recommendations to the Compensation Committee regarding the compensation of the Company’s other executive officers. The Compensation Committee reviews and approves compensation decisions for executive officers other than the CEO. The CEO does not participate in the Committee’s deliberations or recommendations concerning his own compensation. Consistent with the Compensation Committee’s charter, the independent members of the full Board make the final determination regarding the CEO’s compensation based on the Compensation Committee’s recommendation.

The Role of the Independent Consultant.    The Compensation Committee has sole authority to retain and terminate its independent compensation consultant, to approve the consultant’s fees and other engagement terms, and to oversee the consultant’s work. In July 2025, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Since its engagement, Pearl Meyer has provided the Compensation Committee with market intelligence, peer group assessment, and advisory support on executive and director compensation matters, including evaluation of compensation structure, pay levels, and governance practices.

In connection with the engagement of Pearl Meyer, the Compensation Committee assessed the independence of the firm in accordance with applicable NASDAQ and SEC rules and determined that the engagement did not give rise to any conflict of interest.

The Role of Peer Group Companies.    The Compensation Committee seeks to establish competitive total compensation opportunities for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2026 compensation levels, the Compensation Committee considered publicly-available data for a group of peer companies listed below, together with executive compensation survey data, where appropriate.

In selecting the compensation peer group, the Compensation Committee considered companies that compete with the Company for business opportunities, executive talent, and investment capital, as well as companies with similar business and operating characteristics. Given the Company’s position in an emerging industry with a limited number of directly comparable publicly traded peers, the Compensation Committee also included a broader set of development-stage technology and defense-oriented companies with analogous profiles. Selection criteria the compensation peer group generally included:

•        Industry and business focus:    U.S.-listed technology companies, including those operating in quantum computing, photonics, optics, and related advanced hardware sectors, as well as development-stage defense or government-focused contractors

•        Stage of development:    Companies at a similar stage of commercialization, with a focus on development-stage or early revenue-generating business models

•        Competitive dynamics:    Companies that compete with the Company for talent, capital, and strategic opportunities

•        Size and complexity:    Companies with financial and operating profiles broadly comparable to the Company, including Market capitalization generally ranging from approximately 0.2x to 5.0x that of the Company and trailing revenue below $500 million, consistent with development-stage operations

Based on the criteria described above, the Compensation Committee identified the following companies for inclusion in the current compensation peer group:

Aeva Technologies, Inc.	Aurora Innovation, Inc.	IonQ, Inc.	QuantumScape Corporation
AIRO Group Holdings, Inc	D-Wave Quantum Inc.	IPG Photonics Corporation	Rigetti Computing, Inc.
Ambarella, Inc.	Firefly Aerospace Inc.	Lumentum Holdings Inc.	Veeco Instruments Inc.
Applied Optoelectronics, Inc.	indi Semiconductor, Inc.	nLIGHT, Inc.	Voyager Technologies, Inc.

It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors.

2025 Executive Compensation Decisions

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Compensation Committee considers the Company’s overall performance; the executive’s individual performance; the executive’s experience, career potential, and tenure with the Company; and competitive market practices. Decisions are generally made during the first quarter of the fiscal year. Annual base salary rates for the NEOs serving at the end of 2025 were as follows:

Name	2025 Base Salary ($)
Dr. Yuping Huang(1)	$400,000
Christopher Roberts(2)	$370,000
Dr. Milan Begliarbekov	$248,000
Yong Meng Sua	$220,000
Dr. Pouya Dianat	$234,000

____________

(1)      On April 11, 2025, Dr. Yuping Huang was appointed Interim Chief Executive Officer and President. On December 12, 2025, the Board appointed Dr. Huang to serve as the Company’s Chief Executive Officer, and the amended and restated employment agreement entered into in connection with that appointment is effective January 1, 2026.

(2)      Christopher Roberts was appointed Chief Financial Officer and General Counsel effective June 20, 2025.

Annual Incentives (Cash Bonus)

Each NEO is eligible to receive an annual cash bonus pursuant to the terms of his employment agreement. Target bonus opportunities are expressed as a percentage of base salary and reflect the executive’s level of responsibility and ability to impact Company performance. In determining target opportunities, the Compensation Committee considers competitive market data, internal equity, and scope of role. For 2025, target bonus opportunities for the NEOs serving at the end of 2025 were as follows:

Name	2025 Base Salary ($)	2025 Target Bonus Opportunity (%)	2025 Target Bonus Opportunity ($)
Dr. Yuping Huang(1)	$400,000	30%	$120,000
Christopher Roberts(2)	$370,000	50%	$185,000
Dr. Milan Begliarbekov	$248,000	10%	$24,800
Yong Meng Sua	$220,000	30%	$66,000
Dr. Pouya Dianat	$234,000	20%	$46,800

____________

(1)      On April 11, 2025, Dr. Yuping Huang was appointed Interim Chief Executive Officer and President. On December 12, 2025, the Board appointed Dr. Huang to serve as the Company’s Chief Executive Officer, and the amended and restated employment agreement entered into in connection with that appointment is effective January 1, 2026.

(2)      Christopher Roberts was appointed Chief Financial Officer and General Counsel effective June 20, 2025.

The Compensation Committee evaluated Company and individual performance for 2025 in the context of the Company’s strategic priorities and overall business progress. Consistent with the Company’s compensation philosophy, the Committee considers Company-level performance and individual contributions as equally important factors in determining annual incentive awards.

In evaluating Company performance for incentive purposes, the Compensation Committee considered the Company’s progress against its strategic priorities, as described above under “Executive Summary — Business Highlights.”

While the Compensation Committee viewed these accomplishments as important and value-enhancing, it also considered that the Company did not achieve its revenue threshold goal for the year. As a result, no amounts were attributed to Company-level performance. Accordingly, the Compensation Committee’s incentive determination reflected its evaluation of individual performance and leadership contributions during the year.

However, the Compensation Committee also considered the critical role of the executive team in driving these outcomes, recognizing that the Company’s strategic and operational progress in 2025 was the result of significant individual leadership, execution and contributions across the organization. Following this assessment, for 2025, the Compensation Committee determined that overall performance reflected strong strategic and operational progress, offset by revenue performance below expectations. Accordingly, awards to the NEOs were earned below target.

To be eligible to receive a bonus, the executive must remain employed through the end of the applicable fiscal year. Bonuses, if awarded, are generally paid within 90 days following the end of the fiscal year, although payment of any portion tied to revenue, earnings, or similar milestones may be deferred until completion of the Company’s annual audit, but no later than March 31 of the following year. The actual amounts earned are reflected in the “Bonus” column of the “Summary Compensation Table” below.

Long-Term Equity Incentives

In 2025, the Compensation Committee approved equity awards for the NEOs consisting exclusively of stock options. All options approved during the year were fully vested upon approval and have a five-year contractual term.

The Compensation Committee determined that stock options were an appropriate long-term incentive vehicle in light of the Company’s development-stage profile and capital priorities. Because stock options deliver value only if the Company’s stock price appreciates above the exercise price, the Committee concluded that this structure provided direct alignment with stockholder value creation while maintaining retention value through the options’ contractual term.

The grant date fair value of option awards approved in 2025 is reflected in the “Option Awards” column of the Summary Compensation Table and in the Grants of Plan-Based Awards table for 2025. Additional information regarding outstanding option awards is provided in the Outstanding Equity Awards at Fiscal Year-End table.

Other Guidelines, Practices and Policies

Policies And Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Compensation Recovery Policy

The Company maintains a Compensation Recovery Policy designed to comply with Section 10D of the Exchange Act and applicable Nasdaq listing standards. The policy provides for the mandatory recovery of incentive-based compensation received by current and former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws. In such circumstances, the Company is required to recover the amount of incentive compensation received in excess of the amount that would have been earned based on the restated financial results during the three completed fiscal years preceding the Restatement Date (as defined in the Compensation Recovery Policy), subject to limited impracticability exceptions permitted by applicable rules. The Compensation Committee is responsible for administering the policy and determining the appropriate means of recovery.

Other Elements of Compensation

Health and Welfare Benefits.    All full-time employees, including our NEOs, are eligible to participate in our broad-based health and welfare benefit programs, which include:

•        medical, dental and vision insurance;

•        short-term and long-term disability insurance;

•        mental health support programs;

•        fertility, adoption, and family back-up care benefits;

•        a health savings account with Company contributions; and

•        life and other ancillary insurance coverage.

We also provide paid holidays, flexible working schedules, and an unlimited vacation policy.

Retirement Benefits.    We sponsor a 401(k) retirement savings plan that includes a Company matching contribution. NEOs participate in the 401(k) plan on the same terms as other eligible employees.

Post-Employment Compensation

We have entered into employment and/or separation arrangements with certain of our named executive officers that provide for specified payments and benefits in the event of certain terminations of employment (including a termination by the Company “without Cause” or a resignation by the executive for “Good Reason,” as such terms are defined in the applicable agreement) (a “Qualifying Termination”). These arrangements are intended to provide reasonable compensation in the form of salary continuation, continued benefits and, in certain cases, equity-related treatment, in order to facilitate an executive’s transition to new employment and to help the Company attract and retain key executive talent.

In addition, certain of these arrangements provide for enhanced protections in the event of a Qualifying Termination in connection with a change in control. The Compensation Committee believes these provisions help align the interests of our executives and stockholders by encouraging our executives to remain focused on pursuing strategic opportunities that are in the best interests of stockholders, without undue concern about the potential impact of a transaction on their employment.

Where change-in-control protections apply, they are generally structured as “double-trigger” arrangements, meaning that payments and benefits are payable only upon a change in control coupled with a Qualifying Termination. We believe this approach helps protect against an unintended loss of retention value following a change in control and avoids windfalls that could occur if payments or equity vesting accelerated automatically upon the transaction.

Receipt of severance payments and benefits under these arrangements may be subject to certain conditions, which may include, as applicable, the executive’s execution (and non-revocation) of a separation agreement and release of claims and compliance with ongoing post-employment obligations (including confidentiality and restrictive covenant obligations). None of the arrangements described below provides for excise tax “gross-up” payments in connection with a change in control.

For a description of the material terms of these arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under various termination and change-in-control scenarios, see “Employment Agreements and Change-in-Control Provisions” below. This discussion is intended to explain the material factors underlying our compensation policies and decisions, including how and why we structured these arrangements as we did.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting considerations in structuring our executive compensation program.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows tax deductions for compensation paid by public companies to certain executive officers for compensation over $1 million in any year. Nonetheless, the Compensation Committee believes that stockholder interests are best served if the T&C Committee’s discretion and flexibility in awarding compensation are not restricted, even though some compensation awards may result in non-deductible compensation expenses. Thus, the Compensation Committee reserves the ability to approve compensation that is not deductible for income tax purposes, when the Compensation Committee determines that such compensation is appropriate.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement for the fiscal year ended December 31, 2025, and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Compensation Committee of the Board of Directors:

Robert Fagenson, Chair

Javad Shabani

Michael Turmelle

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee have been an officer or employee of our Company during the last fiscal year. During 2025, decisions regarding executive officer compensation were made by our Compensation Committee. Yuping Huang, our President and Chief Executive Officer, participated in deliberations of our Compensation Committee regarding the determination of compensation of our executive officers other than himself for 2025 and prior periods. None of our executive officers currently serves or in the past has served, as a member of the Compensation Committee or the compensation committee of another entity that has one or more executive officers serving on our Board.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s executive officers whose total compensation for the year ended December 31, 2025, was at least $100,000 (the “named executive officers” or “NEOs”) by us during the years ended December 31, 2025, 2024 and 2023.

2025 EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Yuping Huang	2025	401,309	22,501	0	84,395	0		508,205
Chief Executive Officer, President and Chairman	2024	380,369	33,751	0	0	0		414,120
	2023	400,300	0	106,496	0	0		506,796
Christopher Roberts(1)	2025	188,844	0		1,354,493	0		1,543,337
Chief Financial Officer	2024	277,768	0	36,800	0	0		314,568
	2023	431,551	0	97,664	0	0		529,215
Chris Boehmler(2)	2025	235,771	28,125	0	253,185	0		517,081
Former Chief Financial Officer	2024	300,451	70,313	174,000	313,062	0		857,826
	2023	260,246	5,000	75,648	163,101	0		503,995
William J. McGann(3)	2025	233,320	0	0	0	0		233,320
Former Chief Executive Officer and President	2024	402,216	42,188	0	151,911	0		596,314
	2023	403,074	0	207,488	0	0		610,562
Robert Liscouski(4)	2025	33,333	0	0	0	0		33,333
Former Chief Executive Officer and President	2024	33,490	0	193,200	0	366,667	(5)	593,357
	2023	403,130	0	0	75,263	0		478,393

____________

(1)      Mr. Roberts was appointed Chief Financial Officer of the Company on June 20, 2025. Mr. Roberts was the Company’s Chief Financial Officer from 2018 to 2023 and served as a consultant for the Company from 2023 to 2025.

(2)      Mr. Boehmler resigned as Chief Financial Officer effective June 19, 2025.

(3)      Dr. McGann resigned as Chief Executive Officer and President effective May 12, 2025.

(4)      Mr. Liscouski was terminated as Chief Executive Officer and President effective January 31, 2024.

(5)      Consists of severance payments pursuant to Mr. Liscouski’s Separation Agreement and General Release.

Grant of Plan-Based Awards for Fiscal Year 2025

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Yuping Huang	—	—		—		—	—
2025 Cash Bonus	—	$200,000	(1)	—		—	—
2024-25 Equity Bonus	2/19/2025	—		14,350	(2)	$7.96	$84,395
Chris Boehmler	—	—		—		—	—
2025 Cash Bonus	—	$150,000	(1)	—		—	—
2024-25 Equity Bonus	2/19/2025	—		43,050	(2)	$7.96	$253,185
William McGann	—	—		—		—	—
2025 Cash Bonus	—	$205,000	(1)	—		—	—
2024-25 Equity Bonus	2/19/2025	—		25,830	(2)	$7.96	$151,911
Christopher Roberts	—	—		—		—	—
2025 Cash Bonus	—	$185,000	(1)	—		—	—
2025 Employment	7/11/2025	—		300,000	(3)(4)	$17.43	$1,354,493

____________

(1)      Target represents the 2025 cash bonus program target amount and was based upon key corporate strategic objectives and individual performance covering the period from January 1, 2025 through December 31, 2025 and was paid in March 2026. Mr. Boehmler and Dr. McGann did not receive cash bonus payments in 2026 as they retired prior to the end of 2025

(2)      Shares represent number of shares underlying stock options granted under the 2022 Equity Incentive Plan to named executives pursuant to the 2024-2025 equity bonus program

(3)      Mr. Roberts was not an employee of the Company in 2024 and did not participate in the 2024-2025 equity incentive program

(4)      Mr. Roberts employment agreement is discussed elsewhere in this proxy.

Employment Agreements and Change-in-Control Provisions

Executive Employment Agreements

Dr. Huang Employment Agreement

In connection with his appointment as CEO, we entered into an amended and restated employment agreement with Dr. Yuping Huang (the “Employment Agreement”), effective as of January 1, 2026, whereby, as compensation for his services as the Chief Executive Officer, Dr. Huang shall receive an annual base salary of $425,000 and a target annual bonus equal to 100% of base salary. Dr. Huang will also be eligible for annual long-term incentive awards of stock and stock options in amounts and subject to terms and conditions to be determined by the Board and based on performance criteria to be established by the Board.

In the event that Dr. Huang’s employment is terminated for Cause, the Company shall have no further obligations under this Agreement other than to pay to Dr. Huang Base Salary and accrued vacation through the last day of Dr. Huang’s actual employment by the Company. In the event that Dr. Huang’s employment is terminated upon Dr. Huang’s death or disability, or at the election of Dr. Huang, the Company shall have no further obligations under this Agreement other than (i) to pay to Dr. Huang, in a single lump sum upon such termination, Base Salary and accrued vacation through the last day of Dr. Huang’s actual employment by the Company. In the event that Dr. Huang’s employment is terminated during the term of this Agreement without Cause, or by Dr. Huang’s resignation for Good Reason, and Dr. Huang executes a release in favor of the Company substantially in the form annexed hereto as Exhibit A, not later than 30 days after Dr. Huang’s employment terminates, and the period in which Dr. Huang is entitled to revoke such release has expired without any such revocation, then the Company shall continue to pay to Executive the annual Base Salary in effect immediately prior to such termination for the twelve-month period following Dr. Huang’s last day of employment. In addition, the Company shall continue Dr. Huang’s coverage under and its contributions towards Dr. Huang’s health care, dental, and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the six-month period following Dr. Huang’s last day of employment. Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, or life insurance benefit otherwise receivable by Dr. Huang if Dr. Huang is actually covered or becomes covered by an equivalent benefit (at the same cost to Dr. Huang, if any) from another source. Any such benefit made available to Dr. Huang shall be reported to the Company. Upon Dr. Huang’s termination without Cause during the term of this Agreement, or as a result of Dr. Huang’s resignation for Good Reason during the term of this Agreement, all stock options granted by the Company and then held by Dr. Huang shall be accelerated and become fully vested and exercisable as of the date of Dr. Huang’s termination.

Mr. Roberts Employment Agreement

We entered into an employment agreement with Mr. Christopher Roberts, our Chief Financial Officer, dated as of June 20, 2025, pursuant to which Mr. Roberts serves as our Chief Financial Officer. The agreement provides for an indefinite term, that Mr. Roberts’ employment is at-will, and that either the Company or Mr. Roberts can terminate his employment for any reason. Mr. Roberts’ employment agreement provides for an annual base salary of $370,000 per year, subject to annual review and adjustment as determined by the Board or its compensation committee. Under his employment agreement, Mr. Roberts is also eligible for an annual incentive bonus in the amount of up to 50% of his base salary, subject to Mr. Roberts achieving certain performance milestones established by the Board or its compensation committee, and, subject to Board approval, an annual grant of options to purchase 125,000 shares of Common Stock at an exercise price equal to 110% of the grant date fair market value, one-third of which shall vest on the grant date and the remainder becoming exercisable in equal monthly installments over the following three years. Pursuant to the agreement, Mr. Roberts was issued options to purchase 300,000 shares of Common Stock in 2025, 100,000 of which vested on the grant date and 100,000 of which shall vest on each of the 12-and 24-month anniversary of the grant date.

If the Company terminates Mr. Roberts’ employment without Cause, as defined in the agreement, or Mr. Roberts terminates his employment for Good Reason, as defined in the agreement, with 45 days prior notice to the Company and subject to his execution of a release in favor of the Company, the Company shall pay Mr. Roberts an amount equal to his then current monthly base salary for 12 months from the date of termination. The Company must also, subject to his timely election of continuation coverage under COBRA, continue payment or reimbursement of 100% of Mr. Roberts’ premiums for such health insurance coverage for six months following his termination or until he becomes covered by an equivalent benefit, and pay him a pro rata portion of any bonus he has earned prior to his termination. In addition, if the Company terminates Mr. Roberts’ employment without Cause or he terminates his employment for Good Reason within 12 months after a Change of Control, as defined in the agreement, then the Company must pay to Mr. Roberts an additional sum equal to 12 months of his base salary. As a full-time employee of the Company, Mr. Roberts is eligible to participate in all of the Company’s benefit programs.

Mr. Boehmler Employment Agreement

The Company and Mr. Christopher Boehmler were parties to an employment agreement dated as of June 26, 2023, pursuant to which Mr. Boehmler served as our Chief Financial Officer. Mr. Boehmler’s employment agreement provided for an annual base salary of $300,000 per year, subject to annual review and adjustment as determined by the Board or its compensation committee. Under his employment agreement, Mr. Boehmler was also eligible for an annual incentive bonus in the amount of up to 50% of his base salary, subject to Mr. Boehmler achieving certain performance milestones established by the Board or its compensation committee, and, subject to Board approval, an annual grant of options to purchase 125,000 shares of Common Stock at an exercise price equal to 110% of the grant date fair market value, one-third of which shall vest on the grant date and the remainder becoming exercisable in equal monthly installments over the following three years. Pursuant to the agreement, Mr. Boehmler was issued options to purchase 300,000 shares of Common Stock in 2023, 100,000 of which vested on the grant date and 100,000 of which shall vest on each of the 12-and 24-month anniversary of the grant date.

In connection with Mr. Boehmler’s resignation, the Company entered into a separation agreement with Mr. Boehmler pursuant to which he will receive twelve (12) months of base salary ($300,000); a grant of 25,000 shares of the Company’s common stock; and twelve (12) months of health insurance coverage. In addition, Mr. Boehmler’s current options will vest immediately with a ninety (90) day period for exercise of all such options.

Dr. McGann Employment Agreement

The Company and Dr. William J. McGann were parties to an amended and restated employment agreement dated as of December 30, 2024, pursuant to which Dr. McGann served as our Chief Executive Officer and President. Dr. McGann’s employment agreement, as amended, provided for an annual base salary of $420,000, subject to annual review and adjustment as determined by the Board or its compensation committee. Dr. McGann was also eligible to earn an annual cash bonus in an amount of up to 37.5% of his base salary, subject to achieving certain performance milestones established and approved by the Board, with a minimum annual cash bonus of 5%. Pursuant to the agreement, on January 3, 2022, Dr. McGann was granted options to purchase up to 535,000 shares of Common Stock, with one-third of the options vesting immediately upon grant and one-third vesting upon each of the first and second anniversary of the date of grant.

In connection with Dr. McGann’s resignation, the Company and Dr. McGann entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which the Company agreed to: (i) pay Dr. McGann $420,000, representing 12 months of his base salary, less applicable deductions, payable in equal cash installments on regular payroll dates over the 12-month period following the Separation Date; and (ii) reimburse 100% of premiums for six months of continued health insurance coverage, subject to COBRA election and earlier termination upon other equivalent coverage. The Separation Agreement also provides for a standard mutual release of claims between the Company and Dr. McGann, subject to limited exceptions, and includes standard non-disparagement provisions. Pursuant to the Separation Agreement, Dr. McGann affirmed and acknowledged his continuing obligations including, but not limited to, provisions related to nondisclosure, proprietary information, inventions, noncompetition and non-solicitation, pursuant to his Employment Agreement dated January 3, 2022, as amended February 1, 2024 and December 30, 2024, and Business Protection Agreement dated June 1, 2022, and agreed to abide by his obligations thereunder.

Mr. Liscouski Employment Agreement and Separation Agreement and General Release

The Company and Mr. Robert Liscouski were parties to an amended and restated employment agreement dated as of April 26, 2021, pursuant to which Mr. Liscouski served as our Chief Executive Officer during the fiscal years ended December 31, 2022 and 2023 (the “Liscouski Employment Agreement”). The Liscouski Employment Agreement provided for an initial term of three years and would be automatically renewed for consecutive one-year terms at the end of the initial term unless terminated or either party provided notice of non-renewal to the other. The agreement provided that Mr. Liscouski would receive an annual base salary of $400,000, subject to review and increases (but not decreases) by the Board or its compensation committee and be eligible to earn a performance bonus of up to 50% of his base salary subject to his achieving certain performance milestones established by the Board. The agreement also provided that, beginning on the first anniversary thereof, Mr. Liscouski would receive an annual grant of options to purchase 150,000 shares of Common Stock at an exercise price equal to 110% of the grant date fair market value, with one-third vesting on the date of grant and the remainder vesting in equal monthly installments thereafter. Pursuant to the Liscouski Employment Agreement, Mr. Liscouski also received (i) options to purchase 250,000 shares of common stock of the Company upon execution of the agreement and (ii) 250,000 options to purchase shares of common stock of the Company upon the Company’s listing on Nasdaq.

In connection with the termination of Mr. Liscouski employment as our Chief Executive Officer on January 31, 2024, the Company and Mr. Liscouski entered into a Separation Agreement and General Release. Pursuant to the separation agreement, the Company agreed to pay Mr. Liscouski $400,000, representing 12 months of his base salary, on the Company’s regular payroll dates for 12 months following his termination, to grant him 168,000 shares of Common Stock, and, subject to his timely election of continuation coverage under COBRA, to continue to pay or reimburse 100% of his premiums for such health insurance coverage for 12 months following his termination or until he becomes covered by an equivalent benefit. The separation agreement also provides that Mr. Liscouski’s unvested options and restricted stock grants vested as of his termination date.

We also entered into an agreement with Mr. Liscouski, effective as of February 1, 2024, which provides that the Company will pay him a monthly fee of $12,500 for his service as a Director of the Company (including as Chairman of the Board). Such monthly fee will be in lieu of the standard compensation we pay to our directors. Mr. Liscouski served on the Board from February 2018 to December 2024. After Mr. Liscouski stepped down from the Board, the Company entered into a consulting agreement with Mr. Liscouski for one year at $10,000 per month.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2025:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Chris Boehmler(1)	0	0	NA
William J. McGann(2)	0	0	NA
Robert Liscouski(3)	0	0	NA
Yuping Huang(4)	300,000	100,000	2.37	October 12, 2027
Yuping Huang	14,350	0	7.96	February 19, 2030
Christopher Roberts(5)	400,000	0	6.85	April 26, 2026
Christopher Roberts	100,000	200,000	17.43	July 11, 2030

____________

(1)      Mr. Boehmler exercised his stock options during 2025, after stepping down as Chief Financial Officer.

(2)      Dr. McGann exercised his stock options during 2025, after stepping down as Chief Executive Officer.

(3)      Mr. Liscouski exercised his stock options during 2025.

(4)      100,000 of Dr. Huang’s stock options expiring October 12, 2027 vested on each of October 12, 2022, October 12, 2023 and October 12, 2024, and the remaining 100,000 options vested on October 12, 2025. All of Dr. Huang’s options expiring February 19, 2030 vested on February 19, 2025.

(5)      150,000 of Mr. Roberts’ stock options expiring April 26, 2026 vested upon grant, and the remainder vested 83,333 on April 26, 2022, 83,333 on April 26, 2023 and 83,334 on April 26, 2024. 100,000 of Mr. Roberts stock options expiring July 11, 2030 vested upon grant, and 100,000 will vest July 11, 2026 and 100,000 will vest July 11, 2027.

Option Exercises and Stock Vested in Fiscal Year 2025 Table

The following table sets forth the number of shares acquired by exercise of stock options and the value realized upon the vesting of RSUs during the fiscal year ended December 31, 2025, by each of our Named Executive Officers.

Name	Options Exercised	Shares acquired	RSUs vesting ($ amount)
Christopher Roberts	545,000	366,012	0
Chris Boehmler	568,050	508,238	541,280
Yuping Huang	—	—	0
Bill McGann	1,560,830	1,080,069	0
Robert Liscouski	2,375,000	1,648,415	0

Action to Recover Erroneously Awarded Compensation

Subsequent to the issuance of our Annual Report on Form 10-K for the year ended December 31, 2023, and our subsequent retention of BPM LLP to replace BF Borgers CPA PC (“BF Borgers”) as our independent registered public accounting firm, management became aware of various adjustments to be recorded to our consolidated financial statements. On September 11, 2024, we filed Amendment 1 to our Annual Report on Form 10-K for the year ended December 31, 2023, restating our financial statements for the years ended December 31, 2023 and 2022 to correct errors primarily related to purchase accounting for our acquisition of QPhoton, Inc. in June 2022, stock-based compensation, and financing costs. We also amended our financial statements for the nine months ended September 30, 2023, in line with the restatement of our audited consolidated financial statements. These corrections impacted net loss, goodwill, intangible assets, liabilities, and stockholders’ equity.

As the Company does not award incentive-based compensation that would have been subject to recovery based on financial metrics, no recovery was required or sought from any of our executive officers under the Company’s Compensation Recovery Policy.

Director Compensation

During the year ended December 31, 2025, the Company’s non-employee directors each received compensation of a grant of 100,000 stock options, plus a cash stipend of $15,000 per quarter for their services as directors, plus an additional stipend of $3,000 per quarter if they also served as the Vice Chairman and the Chair of the Audit Committee, and an additional $1,500 per quarter each to the Chairs of the Risk, Compensation, and Nominating and Governance committees. Amounts are prorated to the length of service per quarter.

The following table presents the total compensation earned and paid to non-employee members of the Board for the fiscal year ended December 31, 2025. In addition to the compensation outlined below, we reimburse non-employee Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of the Board or events that they attend on behalf of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Options ($)	Total ($)
Eric Schwartz	46,667	0	464,519	511,186
Michael Turmelle	72,000	0	604,823	676,823
Carl Weimer	66,000	0	604,823	670,823
Robert Fagenson	78,000	0	604,823	682,823
Javad Shabani(2)	66,000	0	604,823	670,823

____________

(1)      Eric Schwartz joined the Board on March 26, 2025 and his Q1 payment was prorated accordingly.

Policies And Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Pay versus Performance Table

The following table shows the total compensation for the named executive officers as set forth in the Summary Compensation Table, the compensation “actually paid” (“CAP”) to the NEOs, the Company’s total shareholder return (“TSR”), and our net income for the years ended December 31, 2025, 2024 and 2023. The tables below reflect the changes to stock-based compensation expense resulting from the Company’s restatement of its audited consolidated financial statements for the periods ended December 31, 2023 and 2022.

2025 Pay vs. Performance Table

Fiscal Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(3)	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)(3)	Value of initial fixed $100 investment based on total shareholder return	Net income (loss) ($000)
2025	$508,205	$(205,190)	$581,768	$804,258	$73	(18,674)
2024	$444,403	$4,666,037	$415,150	$5,398,927	$117	(68,542)
2023	$472,237	$542,822	$479,799	$472,501	$6	(27,883)
2022	$5,093,339	$4,190,690	$1,842,251	$1,543,905	$11	(38,593)
2021	$2,264,400	$1,461,900	$2,279,058	$938,308	$24	(27,898)

____________

(1)      In the table above, our PEO in 2025 is Yuping Huang, PEO in 2024 is William McGann, and in 2021, 2022 and 2023 our PEO is Robert Liscouski.

(2)      The non-PEO NEOs for each applicable year are as follows:

– 2025: Christopher Boehmler, Christopher Roberts, William McGann, and Robert Liscouski

– 2024: Christopher Boehmler, Yuping Huang, and Robert Liscouski

– 2023: Christopher Boehmler, Christopher Roberts, Yuping Huang, William McGann, and David Morris

(3)      The SEC rules require that certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

Year	Executives	SCT total ($)	Deduct grant date fair value of stock awards & option awards ($)	Add year- end fair value of unvested equity granted in the year ($)	Add year- over-year change in fair value of outstanding and unvested equity granted in prior years ($)	Add fair value as of vesting date of equity awards granted and vested in the year ($)	Add year- over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Deduct fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)
2025	PEO	508,205	(84,395)	—	—	—	(629,000)
	Non-PEO NEOs (average)	581,768	(401,920)	513,000	—	622,472	(511,063)
2024	PEO	444,403	—	—	—	165,672	4,055,962
	Non-PEO NEOs (average)	415,150	(142,359)	1,112,210	1,216,196	139,280	2,658,450
2023	PEO	472,237	(69,107)	71,017	(76,268)	214,583	(69,640)	—
	Non-PEO NEOs (average)	479,799	(130,079)	64,319	(69,041)	194,357	(66,853)	—

Relationship Between Compensation Actually Paid and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

CAP to our PEO and non-PEO NEOs has not consistently moved in line with our TSR, that is, decline in our TSR in 2022 was not accompanied by declining PEO or NEO compensation. In 2023, however, our TSR and CAP both declined, and in 2024 the TSR and CAP both increased, and in 2025 the TSR and CAP both declined. The CAP definition of pay reflects changes in the value of unvested and vested equity, so changes in the value of our stock price were similarly reflected in the value of equity (both unvested and vested) as compared to grant-date SCT values of pay. The increases and decreases in the value of our stock price were also reflected in the difference between the SCT and CAP for the PEO and non-PEO NEOs in each year. In 2025 the value of outstanding equity held by our PEO and non-PEO NEOs decreased, but in 2024 the value of outstanding equity held by our PEO and non-PEO NEOs increased. In 2023 and 2021, however, the value of outstanding equity held by our PEO and non-PEO NEOs declined and resulted in a negative impact on CAP for both our PEO and the non-PEO NEOs. Total CAP for our PEO and non-PEO NEOs decreased in 2023 compared with 2022 but did increase in 2022 compared to 2021, due to equity grants related to our acquisition of QPhoton, Inc. that closed in 2022. We expect that as the market value of the Common Stock increases, CAP values would also increase given both the equity tie to stock price and the potential impact of positive financial results on incentive payouts.

CAP does not move in line with our net income, as the measure can be volatile year-over-year due to accounting requirements, such as the inclusion of estimated values of equity grants, changes in the value of inventories, acquisitions, and intangible asset amortization, and related metrics. As such, we use other key measures of financial performance for a growing company, such as revenue, bookings, and EBITDA margin, in our incentive programs.

Reference Charts

CHIEF EXECUTIVE OFFICER PAY RATIO

For the fiscal year ended December 31, 2025:

•        The median of the annual total compensation of all employees of the Company (other than the Chief Executive Officer) was $87,877.

•        The annual total compensation of Dr. Yuping Huang, our Chief Executive Officer, as reported in the Summary Compensation Table, was $508,205.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 5.8 to 1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For purposes of determining our median employee, we examined the compensation of all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2025. We used total cash compensation (base salary and cash bonuses paid during the fiscal year) as our consistently applied compensation measure to identify our median employee. We believe this measure reasonably reflects the annual compensation of our employees. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for calculating the compensation of our named executive officers as set forth in the Summary Compensation Table.

The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as each company’s pay ratio is based on its unique employee population, compensation practices and calculation methodology.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, regarding shares of Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(#)(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	6,625,671	3.93	1,693,251
Equity compensation plans not approved by security holders	437,500	6.75	0
Total	7,063,171	4.11	1,693,251

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock for (i) each director and director nominee, (ii) each named executive officer, and (iii) all executive officers and directors as a group. We do not believe that any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than Dr. Huang, is the beneficial owner of 5% or more of the outstanding shares of Common Stock. The address for Dr. Huang is our corporate address at 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030.

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 225,522,037 shares of Common Stock issued and outstanding on April 17, 2026. Shares of Common Stock subject to options, warrants, preferred stock or other securities convertible into or pursuant to which the holder has the right to acquire Common Stock that are currently exercisable or convertible, or that are exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding the option, warrant, preferred stock, or other such security but are not deemed outstanding for computing the percentage of any other person. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Dr. Yuping Huang, Chairman(1)	24,887,141	10.9
Christopher Roberts, Chief Financial Officer(2)	1,639,050	0.7
Robert Fagenson(3)	750,000	0.3
Michael Turmelle(4)	400,000	0.2
Dr. Carl Weimer(5)	300,000	0.1
Dr. Javad Shabani(6)	147,693	0.1
Eric Schwartz(7)	77,261	0.0
All directors and officers as a group (7 persons)	28,201,145	12.4

____________

(1)      Consists of 22,102,894 shares of Common Stock owned directly, 2,184,824 shares of Common Stock owned by the YH Family Trust of 2025, of which Mr. Huang’s wife serves as trustee, 400,000 shares of Common Stock underlying vested options to purchase shares of Common Stock, and 199,423 shares of Common Stock underlying vested warrants to purchase Common Stock received as consideration in the merger with QPhoton.

(2)      Consists of 1,539,050 shares of Common Stock owned currently and 100,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(3)      Consists of 100,000 shares of Common Stock owned currently and650,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(4)      Consists of 400,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(5)      Consists of 300,000 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(6)      Consists of 37,474 shares of Common Stock owned currently and 110,219 shares of Common Stock underlying vested options to purchase shares of Common Stock.

(7)      Consists of 77,261 shares of Common Stock underlying vested options to purchase shares of Common Stock.

TRANSACTIONS WITH RELATED PERSONS

There have been no transactions involving the Company since the beginning of its last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section captioned “Executive Compensation.”

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board is comprised of independent directors and operates under a written charter adopted by the Board. The Audit Committee charter is reviewed and updated as needed per applicable rules of the SEC and Nasdaq.

The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements per the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements including not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies, and the clarity of disclosures in the audited financial statements prior to issuance.

The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2025, with management and with the Company’s independent auditors, and discussed with the independent auditors not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors its independence.

Based on such review and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Michael Turmelle — Chairman of the Committee
Robert Fagenson
Carl Weimer

MATTERS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board is currently comprised of six directors. A total of six directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2027 and until their successors are duly elected and qualified. The terms of all of the Board members currently in office expire at the Annual Meeting, and they have each been nominated by the Board for re-election at the Annual Meeting and are all standing for re-election. The person named as “proxy” will vote the shares represented by all validly submitted proxies in accordance with the specifications of the stockholders submitting such proxies. If no choice has been specified by a stockholder, the shares will be voted FOR the election of each of the Board’s nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board. If a quorum is present, the nominees for directors receiving the highest number of FOR votes will be elected.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

The persons nominated as directors are as follows:

Name	Age	Position(s)
Dr. Yuping Huang	47	Chief Executive Officer, President and Chairman of the Board
Dr. Carl Weimer	64	Director
Dr. Javad Shabani	44	Director
Robert Fagenson	77	Vice Chairman of the Board
Michael Turmelle	67	Director
Eric Schwartz	42	Director

Vote Required

Votes may be cast “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. The six nominees for director receiving the highest number of votes “FOR” their election will be elected as directors. This is called a plurality. Electing to “WITHOLD” authority on the vote of a nominee’s election will result in such share(s) not being voted in favor of the nominee’s election and will have no impact on the outcome on the election of directors, although shares that “WITHHOLD” authority with respect to the election of any directors will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election for directors.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the election of each of the BOARD’S nominees for ELECTION AS directors SET FORTH ABOVE.

Proposal No. 2: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

Pursuant to Section 14A of the Exchange Act and related SEC rules, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, in accordance with the outcome of the advisory vote on the frequency of future advisory votes on named executive officer compensation at the annual meeting of our stockholders held in 2022.

Our executive compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success. The Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to review the summary compensation table and other related compensation tables and narrative disclosures in the “Executive Compensation” section of this proxy statement, which discusses the compensation of our named executive officers during the years ended December 31, 2025, 2024 and 2023.

We are asking our stockholders to approve, on an advisory basis, the following non-binding, advisory resolution pursuant to this proposal:

RESOLVED, that the stockholders of Quantum Computing Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2026 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Assuming a quorum is present, the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on this proposal. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the approval oF THE non-binding advisory RESOLUTION TO APPROVE the compensation of the Company’s named executive officers as disclosed in THIS proxy statement.

Proposal No. 3: RatifICATION OF the Selection of BPM LLP as THE COMPANY’S Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The Audit Committee of the Board has selected the firm of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. BPM LLP has served as our independent registered public accounting firm since June 6, 2024.

Although stockholder ratification of the selection of BPM LLP is not required by Delaware law, the Audit Committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider this selection and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests the Company and its stockholders.

No representative of BPM LLP will be present at the Annual Meeting.

Principal Accountant Fees and Services

As previously disclosed, the Company originally retained BF Borgers as its independent registered public accounting firm for the Company’s fiscal years ended December 31, 2024 and 2023, but following an order by the SEC on May 3, 2024 suspending BF Borgers from appearing and practicing as an accountant before the SEC, the Company subsequently retained BPM LLP as its independent registered public accounting firm to replace BF Borgers.

The aggregate fees billed for professional services by BPM LLP and BF Borgers during 2025 and 2024 were as follows:

Audit Fees

For such professional services rendered by BPM LLP for the audit of our consolidated financial statements, we incurred approximately $408 thousand and $332 thousand, respectively, for the Company’s fiscal years ended December 31, 2025 and 2024.

For such professional services rendered by BF Borgers for its original audit of our consolidated financial statements, we were billed approximately $0 thousand and $110 thousand, respectively, for the Company’s fiscal years ended December 31, 2025 and 2024.

Tax Fees

We were billed approximately $0 thousand and $33 thousand by BPM LLP for the Company’s fiscal year ended December 31, 2025 and 2024 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

We were billed approximately $69 thousand by BPM LLP during the Company’s fiscal year ended December 31, 2025 and $105 thousand by BPM LLP and $27 thousand by BF Borgers during the Company’s fiscal year ended December 31, 2024 for professional services related to the Company’s Registration Statements on Form S-3 and Form S-1 and amendments thereto filed with the SEC in those years.

Pre-Approval Policies

All of the above services and fees were reviewed and approved by the Audit Committee. No services were performed before or without approval.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Assuming a quorum is present, the proposal to ratify the selection of BPM LLP as our independent registered public accounting firm for the current fiscal year requires the approval of a majority of the votes cast on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of the Board

THE BOARD unanimously RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Amended and Restated Certificate of Incorporation, as amended to date, currently authorizes the issuance of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share. (“Preferred Stock”). We have proposed to increase the authorized shares of Common Stock from 250,000,000 shares of Common Stock to 450,000,000 shares of Common Stock and, in order to effect this change, the total number of shares of capital stock authorized in the Amended and Restated Certificate of Incorporation, as amended, would correspondingly increase from 260,000,000 to 460,000,000 (the “Charter Amendment”). The Charter Amendment would not change the total number of authorized shares of Preferred Stock.

On April 10, 2026, our Board of Directors voted unanimously to recommend to the stockholders that the Amended and Restated Certificate of Incorporation be amended to increase the number of shares of Common Stock authorized for issuance by 200,000,000 shares. Under Delaware corporate law, we are required to obtain approval from stockholders to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance. If the Charter Amendment is approved by the stockholders at the Annual Meeting, the Charter Amendment will be effective upon the filing of a certificate of amendment setting forth such amendment with the Secretary of State of the State of Delaware (or at such later time as may be specified therein), which filing is expected to occur promptly after the Annual Meeting. The full text of the form of the Charter Amendment is attached as Appendix A to this proxy statement.

Purpose and Effect of the Charter Amendment

The primary purpose of the Charter Amendment is to provide the Company with greater flexibility in considering and planning for future potential business needs. The additional authorized shares would be available for issuance from time to time for such purposes and consideration as the Board may approve, including, without limitation, financings, acquisition transactions, stock splits, stock dividends, equity compensation plans, and other proper corporate purposes. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would allow such shares to be issued in most cases without the expense and delay of a special stockholders’ meeting. Although such a meeting may be required by law or by NASDAQ rules for any specific issuance depending on the nature of the transaction, we believe that it is in the best interests of the Company to have additional shares authorized and available for such purposes.

The additional shares of common stock authorized by the Charter Amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the Charter Amendment would not affect the rights of the holders of currently outstanding shares of common stock, except for effects incidental to increasing the number of shares of common stock outstanding, if the Company issues additional shares of common stock in the future, such as dilution of earnings per share and voting rights of current holders of common stock.

The Company does not have any current plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock proposed to be authorized, other than pursuant to the Company’s existing equity compensation plans and outstanding convertible securities.

Rights of Additional Authorized Shares

The authorization of additional shares of Company Stock will not, by itself, have any effect on the rights of present stockholders. Any such additional authorized shares of Common Stock, if and when issued, would be part of the Company’s existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding.

Potential Adverse Effects of Amendment

Future issuances of Common Stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company or inhibit the removal of incumbent management. For example, the issuance of the newly authorized shares of Common Stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the Board of Directors is not aware of any third-party attempts to assume control of the Company and has not presented this Proposal No. 4 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in the proposal that are different from or greater than those of any of our other stockholders.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Annual Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of Common Stock will remain unchanged. The description of the proposed amendments in this proposal is a summary and is qualified by the full text of the amendment to our Certificate of Incorporation, which is attached to this proxy statement as Appendix A and is incorporated into this proposal by reference.

Vote Required

Approval of the Charter Amendment requires the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this proposal. Brokers do not have discretionary authority to vote uninstructed shares on this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2022 EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER AND TO AMEND THE EVERGREEN PROVISION THEREUNDER

The Board has approved and recommends that stockholders approve an amendment (the “Plan Amendment”) to the Company’s 2022 Equity and Incentive Plan (the “Plan”) to (i) increase the number of shares of Common Stock authorized for issuance under the Plan from 19,000,000 shares to 29,000,000 shares, and (ii) amend the Plan’s evergreen provision to provide for an annual automatic increase equal to 2% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding calendar year (rather than the current fixed increase of 1,000,000 shares), through January 1, 2032, subject to the Board’s authority to reduce or skip such increase for any year. The full text of the form of the Plan Amendment is attached as Appendix B to this proxy statement.

Purpose and Effect of the Amendment

The Board believes that equity-based compensation is essential for attracting, retaining, and motivating highly qualified directors, officers, employees, and consultants, and that the Company’s long-term success is dependent on its ability to attract, retain, and motivate talented individuals. The Board believes that the current share reserve under the Plan is insufficient to meet the Company’s anticipated equity compensation needs. The additional shares requested will enable the Company to continue to grant equity awards at levels the Board determines to be appropriate in order to attract, retain, and motivate the individuals essential to our long-term success.

The amendment to the evergreen provision, changing from a fixed annual increase of 1,000,000 shares to an increase equal to up to 2% of outstanding shares, at the discretion of the Board, is intended to ensure that the Plan’s share reserve grows proportionately with the Company’s equity base, providing flexibility to meet future compensation needs while maintaining appropriate dilution levels relative to the Company’s capitalization.

Description of the Plan

The following is a summary of the material terms of the Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is on file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, as filed with the SEC on July 10, 2023, and the Plan Amendment, which is attached as Appendix B to this proxy statement.

Purpose.    The purpose of the Plan is to encourage and enable officers, employees, directors, consultants, and other key persons of the Company and its subsidiaries, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Administration.    The Plan is administered by the Board or, at the discretion of the Board, by a committee of the Board comprised of not less than two directors (the “Committee”). The Committee has the power and authority to grant awards, select award recipients, determine the terms and conditions of awards, interpret the Plan, and make all other determinations necessary for the administration of the Plan.

Eligibility.    Awards may be granted to officers, employees, directors, consultants, and other key persons of the Company and its subsidiaries. Incentive stock options may be granted only to employees of the Company or any subsidiary.

Types of Awards.    The Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, and restricted stock units.

Stock Options.    Stock options may be either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). The exercise price per share for stock options may not be less than 100% of the fair market value on the grant date (or 110% for ISOs granted to ten percent stockholders). No stock option may be exercisable more than ten years from the grant date (or five years for ISOs granted to ten percent stockholders). The aggregate fair market value of shares with respect to which ISOs become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) may be granted alone or in addition to other awards. Upon exercise, a SAR entitles the holder to receive, in cash, shares, or a combination thereof, the excess of the fair market value of one share on the date of exercise over the exercise price. The exercise price per share may not be less than the fair market value on the grant date, and no SAR may have a term exceeding ten years.

Restricted Stock Awards.    Restricted stock awards are grants of shares subject to restrictions and conditions determined by the Committee, which may be based on continuing employment or achievement of performance goals. Holders of restricted stock are entitled to vote the shares and receive dividends, but may not sell, assign, or transfer the shares until the restrictions lapse.

Restricted Stock Units.    Restricted stock units are awards of phantom stock units that may be settled in cash or shares as determined by the Committee. Vesting conditions may be based on continuing employment or achievement of performance goals. A holder has the rights of a stockholder only upon settlement of restricted stock units in shares.

Transferability.    Awards generally may not be transferred other than by will or by the laws of descent and distribution. The Committee may permit transfers of non-qualified stock options to family members or related trusts or partnerships.

Corporate Transactions.    In the case of and subject to the consummation of a Sale Event (as defined in the Plan), the Plan provides that (i) the Plan and all outstanding Options and SARs shall become 100% vested upon the effective time of the Sale Event and new stock options or other awards of the successor entity or its parent shall be substituted therefor, with equitable or proportionate adjustments as to the number and kind of shares and, if appropriate, the per share exercise prices, as the parties agree (after taking into account any acceleration under the Plan and/or pursuant to the terms of any Award Agreement), (ii) in the event of the termination of the Plan and all outstanding Options and SARs issued thereunder pursuant to Section 3(c), each holder shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options or SARs which are then exercisable or will become exercisable as of the effective time of the Sale Event (provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event), (iii) notwithstanding the foregoing, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the holders of Options, without any consent of the holders, in exchange for the cancellation thereof in an amount equal to the difference between (A) the Sale Price (as determined by the Committee) times the number of shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with the Sale Event, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested and exercisable Options, and (iv) all unvested Restricted Stock and unvested Restricted Stock Unit Awards shall become 100% vested, with equitable or proportionate adjustments as to the number and kind of shares subject to such awards as the parties agree (after taking into account any acceleration under the Plan and/or pursuant to the terms of any Award Agreement), such Restricted Stock shall be repurchased at then Fair Market Value (subject to adjustment as provided in Section 3(b)) and, notwithstanding the foregoing, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the holders, in exchange for the cancellation thereof in an amount equal to the Sale Price times the number of shares subject to such Awards, to be paid at the time of the Sale Event or upon the later vesting of such Awards.

Adjustments.    In the event of any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or similar change in the Company’s capital stock, the Committee will make appropriate adjustments to the number and kind of shares reserved for issuance under the Plan, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding stock options.

Amendment and Termination.    The Board may amend or discontinue the Plan at any time, and the Committee may amend or cancel any outstanding award, but no such action may adversely affect rights under any outstanding award without the holder’s consent. No awards may be granted under the Plan after the tenth anniversary of the date the Plan was adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan. This summary is based on current federal income tax laws and regulations, which are subject to change. The summary is not intended to be exhaustive and does not address state, local, or foreign tax consequences. Participants should consult their own tax advisors regarding the tax consequences of awards.

General.    In each case described above, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant with respect to the award at the same time the participant recognizes such ordinary income. The Company’s ability to realize the benefit of any tax deductions depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Compensation of Covered Employees.    The ability of the Company to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.

Golden Parachute Payments.    The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits and Historical Equity Awards

The Compensation Committee has the discretion to grant awards under the Plan, as proposed to be amended, and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s executive officers or others under the Plan. Please see the section entitled “Executive Compensation — Compensation Discussion and Analysis — Equity Compensation Plan Information” for more information.

The following table sets forth the number of stock options that have been granted under the Plan to named executive officers and the other individuals and groups indicated since the inception of the Plan.

Name and Position	Stock Options
Dr. Yuping Huang, Chief Executive Officer and Chairman	414,350
Christopher Roberts, Chief Financial Officer and General Counsel	800,000
Dr. Milan Begliarbekov, Chief Operating Officer	260,600
Yong Meng Sua, Chief Technology Officer	1,236,700
Dr. Pouya Dianat, Chief Revenue Officer	60,600
Dr. William McGann, Former Chief Executive Officer and President	1,025,830
Christopher Boehmler, Former Chief Financial Officer	476,800
All current executive officers (five executive officers)	2,772,250
All former executive officers (two executive officers)	1,502,630
All current non-employee directors	1,522,480
All employees and consultants (other than executive officers and directors)	6,856,117

If the Company’s stockholders approve this proposal, the Plan Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Plan, as amended by the Amendment. If the Company’s stockholders do not approve the Plan Amendment, the Company will continue to grant awards under the existing Plan as long as shares are available for such purpose.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the Plan.

Vote Required

Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2022 EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND TO AMEND THE EVERGREEN PROVISION UNDER THE PLAN.

OTHER BUSINESS

We have not received notice of and do not expect any other matters to be presented for vote at the Annual Meeting, other than the proposals described in this proxy statement. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the person named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters. If you grant a proxy, the person named as proxy holder, Christopher Roberts, or his nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the Company’s 2027 annual meeting of stockholders, stockholder proposals submitted to us in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at the Company’s executive offices on or before December 31, 2026. If we move the date of our 2027 annual meeting of stockholders more than 30 days from the date of the Annual Meeting, we will disclose an updated deadline by which such stockholder proposals must be submitted in a Quarterly Report on Form 10-Q that we file with the SEC or, if impracticable, by any means reasonably calculated to inform shareholders of such updated deadline. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Company’s Secretary by Certified Mail — Return Receipt Requested.

Pursuant to the proxy rules under the Exchange Act, Company stockholders are notified that the notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2027 annual meeting of stockholders, and any nominations for election the Board at such annual meeting, even if the nomination is not to be included in the proxy statement for such meeting, pursuant to our bylaws must be received by our Secretary between February 24, 2027 and March 26, 2027; provided, however, that if the date of the 2027 annual meeting is advanced more than 30 days prior to June 24, 2027 or is delayed more than 70 days after such date, then to be timely such notice must be received by the Company no earlier than the close of business 120 days prior to the date of such annual meeting and no later than the close of business 90 days prior to the date later of such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is made.

Please see our bylaws for a description of the information that must be contained in a notice for a stockholder proposal or director nomination.

Finally, any person that intends to solicit proxies in support of director nominees other than the Company’s nominees at the Company’s 2027 annual meeting of stockholders pursuant to Rule 14a-19 under the Exchange Act must provide notice to the Company, which notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than April 25, 2027, unless the date of the 2027 annual meeting changes by more than 30 calendar days from the first anniversary of the date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2027 annual meeting. Such notice must include the names of all nominees for whom such person intends to solicit proxies and a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Attn: Chief Executive Officer, Quantum Computing Inc., 5 Marine View Plaza, Suite 214, Hoboken, NJ 07030. We will deliver promptly, upon written request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

In addition, we are subject to the information and reporting requirements of the Exchange Act and in accordance therewith, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. We encourage you to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC, and other publicly available information.

*************

, 2026	By Order of the Board of Directors,
/s/ Yuping Huang
Yuping Huang
Chief Executive Officer

APPENDIX A — PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF QUANTUM COMPUTING INC.

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUANTUM COMPUTING INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Quantum Computing Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

First: An amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the Delaware General Corporation Law. Stockholders of the Corporation, at a meeting called in accordance with Section 222 of the Delaware General Corporation Law, duly approved said proposed amendment in accordance with Section 242 of the Delaware General Corporation Law. The amendment to Article IV, Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation is as follows:

Article IV, Section 4.1 is hereby deleted in its entirety and replaced by the following:

“4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 460,000,000 shares, consisting of (a) 450,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (b) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).”

Second: That the foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-1

IN WITNESS WHEREOF, Quantum Computing Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this [—] day of [—], 2026.

QUANTUM COMPUTING INC.
By:
Name: Yuping Huang
Title: Chief Executive Officer

A-2

APPENDIX B — PROPOSED AMENDMENT TO THE 2022 EQUITY AND INCENTIVE PLAN OF QUANTUM COMPUTING INC.

AMENDMENT TO

QUANTUM COMPUTING INC.

2022 EQUITY AND INCENTIVE PLAN

Pursuant to Section 13 of the 2022 Equity and Incentive Plan (the “2022 Plan”) of Quantum Computing Inc. (the “Company”), the board of directors of the Company (the “Board”) hereby amends the 2022 Plan (this “Amendment”), subject to the approval of this Amendment by the Company’s stockholders. This Amendment shall be effective as of the date of such stockholder approval.

1.      Section 3(a) of the 2022 Plan is hereby amended and restated in its entirety to read as follows:

“3(a) Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 29,000,000 shares (the “Share Reserve”) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. In addition, on the first day of each calendar year during the period commencing January 1, 2027 and ending January 1, 2032, the Share Reserve shall automatically increase by a number of shares equal to two percent (2%) of the total number of shares of Stock outstanding on the last day of the immediately preceding calendar year (the “Evergreen Increase”); provided, however, that the Board may act prior to the applicable date to reduce or skip the Evergreen Increase for such year. If an outstanding Award for any reason expires or is terminated or cancelled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. For the avoidance of doubt, when a stock appreciation right (“SAR”) settled in shares of Stock is exercised, the total number of shares subject to the SAR with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR. Shares used to pay the exercise price of an Option or to satisfy tax withholding obligations shall again become available for future grant or issuance under the Plan to the maximum extent permitted by applicable stock exchange rules and applicable law. To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.”

2.      Conforming Amendments; Interpretation. The officers of the Company are authorized and directed to prepare such further amendments to the 2022 Plan and related Award Agreements, and to make such interpretive and administrative determinations, as are necessary or appropriate to implement the intent of this Amendment, including any conforming changes to cross-references and definitions. This Amendment shall be interpreted, administered, and construed, to the maximum extent possible, to comply with Section 409A of the Code and other applicable law.

3.      Effect of Amendment. Except as expressly amended hereby, the 2022 Plan shall remain in full force and effect.

4.      Adoption; Stockholder Approval. This Amendment was adopted by the Board on April 10, 2026 and is subject to approval by the affirmative vote of a majority of the shares cast at a duly held meeting of the stockholders of the Company at which a quorum is present or by an action by written consent signed by the holders of record of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take that action at such a meeting of stockholders.

B-1

To record the adoption of this Amendment, the Company has caused an authorized officer to affix the Company’s name hereto.

QUANTUM COMPUTING INC.
By:
Name: Yuping Huang
Title: Chief Executive Officer

B-2

ClearTrust, LLC - Proxy Agent 16540 Pointe Village Dr., Ste 210 Lutz, Florida 33558 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY ONLINE (FASTEST AND EASIEST):.Goto: www.cleartrustonline.com/qubt. Have your Proxy Card ready. Follow the simple instructions to record your vote MAIL. Mark, sign and date your Proxy Card. Fold and return your Proxy Card in the postage-paid envelope provided PHONE:. Call 1-813-235-4490.Have your Proxy Card ready *SPECIMEN* 1 MAIN STREET ANYWHERE PA 99999-9999 ANNUAL MEETING OF STOCKHOLDERS QUANTUM COMPUTING INC. FOR YOUR VOTE TO COUNT, YOU MUST VOTE BEFORE THE POLLS CLOSE ON THE DAY OF THE MEETING. I CONTROL NUMBER: DATE: TIME: June 24th, 2026 10 A.M. Eastern Time LOCATION: 5 Marine View Plz, Suite 214, Hoboken, NJ 07030 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Chris Roberts (the “Named Proxy”) as proxy for the undersigned, with full power of substitution and resubstitution, and authorizes him to vote all the shares of common stock of Quantum Computing Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise provide voting instructions by phone or on the internet as described above. Continued and to be signed on the reverse side

QUANTUM COMPUTING, INC. ANNUAL MEETING OF STOCKHOLDERS PROPOSAL Elect six directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Dr. Yuping Huang Dr. Carl Weimer Dr. Javad Shabani Robert Fagenson YOUR VOTE FOR WITHHOLD FOR ALL EXCEPT To withhold Authority to vote for any nominee, write that nominee’s name in the space provided below: Michael Turmelle Eric Schwartz Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting. Ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock. Approve an amendment to the Company’s 2022 Equity and Incentive Plan to increase the number of shares authorized for issuance thereunder and to amend the evergreen provision thereunder Note: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date SAVE TIME & REDUCE COSTS! PLEASE CONSIDER VOTING ONLINE RATHER THAN BY MAIL. 99 LAST NAME,FIRST FOR AGAINST ABSTAIN